UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No. __)

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FINJAN HOLDINGS, INC.
  (Name of Registrant as Specified In Its Charter)

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LEADERSHIP LETTER

Twenty years ago, Finjan started on a remarkable journey based upon a unique and revolutionary way of looking at cyber security. At the time, and for a few years thereafter, no-one thought Finjan's approach was necessary or indeed would ever catch on, but the company and its vision persisted, fueled by talented engineers and investors who believed that the industry would at some point have to move towards real time behavior based threat detection in an ever more complicated and sophisticated world. We now know that Finjan's technology became the standard bearer for next generation security and has proliferated throughout the industry.

Finjan's path has not always been an easy one, and on several occasions we have had to protect our technological innovation  while continuing to move forward on our overall strategy. We have moved from a private venture-backed company to a public NASDAQ-listed company, from a hardware company to a software company in mobile security with additional business lines in intellectual property and cybersecurity consultancy, from a company in which funds invest in us to a company which includes a venture investment in a fund targeting the cybersecurity market. Our new strategy on which we embarked a few years ago, like our initial technological breakthroughs back in the '90s, have also taken a little while to take root, but 2016 proved to be a break-out year and look forward to more sustained success, as we have already seen in the first months of 2017.

I would like to thank our dedicated and talented management team, our experienced and thoughtful Board of Directors and our faithful and supportive shareholder base for their collective support in the past, and I hope and believe we will continue to be partners as we move forward.

Daniel Chinn
Chairman, Board of Directors
Finjan Holdings, Inc.

FINJAN HOLDINGS, INC.
 2000 University Avenue, Suite 600
 East Palo Alto, CA 94303

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
 To Be Held on June 21, 2017
 9:00 a.m. Pacific Daylight Time

Dear Stockholder:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders to be held on Wednesday, June 21, 2017, at 9:00 a.m., Pacific Daylight Time, at our principal executive offices at:

2000 University Avenue, Suite 600
 East Palo Alto, CA 94303

for the following purposes:

1.	To elect two Class 2 directors to serve three-year terms ending 2020;

2.	To hold an advisory vote on executive compensation;

3.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
4.	To approve the Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 24, 2017 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card or voting instruction form, (2) by telephone as instructed on the enclosed proxy card or voting instruction form or (3) by mail, using the enclosed paper proxy card (or voting instruction form) and postage-prepaid envelope. For further details, please see the Questions and Answers Section entitled “How do I vote?” in the accompanying Proxy Statement. Any stockholder attending the annual meeting may vote in person even if he or she has voted using the Internet, telephone, or proxy card (or voting instruction form), and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting.

By Order of the Board of Directors
/s/ Philip Hartstein
Philip Hartstein
President and Chief Executive Officer

East Palo Alto, California
April 28, 2017

PROXY STATEMENT SUMMARY
YOUR VOTE MATTERS

We are offering this summary to you to highlight information contained in the Proxy Statement below. We have chosen to enhance our Proxy as part of our ongoing commitment to our shareholders. This summary does not contain all the information that should be considered and you should read the entire Proxy Statement before voting. To obtain more information on Finjan Holdings, Inc.'s recent performance, please visit the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

VOTING MATTER	Board Recommendation
Proposal 1: Election of Directors (Page 2)

Alex Rogers and Glenn Daniel to serve as Class 2 directors with terms scheduled to end at the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until the director's earlier resignation or removal.
FOR
Proposal 2: Approval, on an Advisory Basis, of the Company’s Executive Compensation (Page 12)

The Compensation Committee and Board of Directors believe that our compensation programs have been instrumental in allowing us to retain key executives and recruit new ones, who have worked and continue to work to execute our growth strategy and position us favorably for future expansion.
FOR
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm (Page 32)

Our consolidated financial statements for the year ended December 31, 2016 have been audited by Marcum LLP, who served as our independent registered public accounting firm for the last four fiscal years. The Audit Committee has appointed Marcum LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017.
FOR
Proposal 4: Approval of Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan (Page 35)

The primary results of such approval are (i) the increase in the shares available for issuance under the Restated 2014 Plan by 1,000,000 shares and (ii) the addition of an “evergreen” feature which provides for the annual replenishment of shares to the Restated 2014 Plan share reserve
FOR

FISCAL 2016 BUSINESS HIGHLIGHTS

•	Fiscal 2016 was a record year with achievement of profitability for the first time as a public company

•	Total revenue was $18.4 million, representing a 290% increase over $4.7 million in fiscal 2015

•	We ended the year with $13.7 million in cash and cash equivalents

MOMENTUM CONTINUES INTO 2017

•	Closed the first quarter of 2017 with $25 million in revenue and profitability for the first quarter

Amendment and Termination	36
Transferability	36
Adjustments	36
Federal Tax Consequences	36
Questions and Answers	39
Other Matters	43
Availability of Proxy Statement and Annual Report on Form 10-K	43
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on	43
Wednesday, June 21, 2017
Other Matters to Come Before the 2017 Annual Meeting of Stockholders	43
Stockholder Proposals and Nominations for the 2018 Annual Meeting of Stockholders	43
Annex A - Amended and Restated 2014 Incentive Compensation Plan	44

PROPOSAL 1
ELECTION OF DIRECTORS

In accordance with the Company’s certificate of incorporation, our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms. Currently, there are seven directors divided into three classes designated Class 1, Class 2 and Class 3.  The term of office for each Class 1 director expires at the 2019 Annual Meeting of Stockholders.  The term of office for each Class 2 director expires at the 2017 Annual Meeting of Stockholders.   The term of office for each Class 3 director expires at the 2018 Annual Meeting of Stockholders.  The nominees for re-election to the Board of Directors are as follows:

•
Alex Rogers and Glenn Daniel to serve as Class 2 directors with terms scheduled to end at the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until the director's earlier resignation or removal.

If any nominees for director should become unavailable, the Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, would designate substitute nominees and proxies would be voted for such substitutes.  Management does not anticipate that any of the nominees will become unavailable.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Vote Required

The affirmative vote of a plurality of the votes present by person or by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders is required to elect each nominee as director.  Cumulative voting in the election of directors is not permitted. Therefore, the two nominees in Class 2 receiving the highest number of affirmative votes cast at the annual meeting of stockholders will be elected.  Because there are only two nominees for election as Class 1 directors, each nominee will be elected assuming each receives at least one vote.  For purposes of the vote on this proposal, shares that are withheld and broker non-votes will not be deemed to be a “vote cast” and, therefore, will not affect the outcome of the election of directors.  Because there are no other candidates for election as directors other than the persons named in the enclosed proxy card and assuming each of those persons receives at least one vote, each of them will be elected.

DIRECTORS, MANAGEMENT AND CORPORATE GOVERNANCE

Directors

Our Board of Directors is comprised of seven directors.  In accordance with our current certificate of incorporation, our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board. Our charter provides that the number of directors shall consist of not less than three and not more than fifteen members, with the exact number to be fixed at the discretion of the Board.

The following table sets certain information concerning our directors, including their names, ages (as of April 24, 2017), and the year in which their current term as directors expires.

Name	Position	Age	Class	Director Since	Term Expires
Daniel Chinn	Director (1)	51	1	2013 (3)	2019
Eric Benhamou	Director (1)	61	1	2013	2019
Michael Southworth	Director (2)	44	1	2014	2019
Alex Rogers	Director (1)	42	2	2013	2017
Glenn Daniel	Director (2)	70	2	2014	2017
Harry Kellogg	Director (2)	73	3	2014	2018
Gary Moore	Director (4)	67	3	2015	2018

(1)  Messrs. Chinn, Benhamou and Rogers were appointed to serve as members of our Board of Directors as of June 23, 2013.

(2)  Messrs. Daniel, Kellogg and Southworth were appointed to serve as members of our Board of Directors as of April 4, 2014.

(3)   Mr. Chinn also served as Chief Executive Officer of Finjan, Inc., our subsidiary, until April 2, 2014 when he transitioned to focus his time on serving on the Company’s Board of Directors.

(4)   Mr. Moore was appointed to serve as member of our Board of Directors as of November 5, 2015.

 Nominations & Qualifications

 Class 1 Directors

Daniel Chinn.  Mr. Chinn has been a director of the Company since June 2013, has served as a director of the Company’s subsidiary, Finjan, Inc., since 2007 and was the CEO of Finjan, Inc. from 2010 until April 2014. He also served as a director (from 2006) of Finjan Software, Inc., a Delaware corporation and a former parent company of Finjan, Inc. and the Chief Executive Officer (from 2010) of Finjan Software, Inc., until its dissolution in 2013.  Since 2011, Mr. Chinn has also been a Partner at Tulchinsky Stern Marciano Cohen Levitski & Co., an Israeli law firm, where he specializes in corporate and transactional matters.  Prior to joining Tulchinsky Stern Marciano Cohen Levitski & Co., from 2009 to 2010, Mr. Chinn was the Chief Executive Officer of Seambiotic Ltd., which developed and produced marine microalgae for the food additives sector and as an energy alternative source, and from 2006 to 2010, he was a Partner at Israel Seed IV, L.P., an investment company focusing on Israeli information technology and life sciences companies.  Mr. Chinn brings to our Board of Directors his deep knowledge and understanding of the Company’s business, gained over 7 years of service in board and management capacities of Finjan, Inc. and FSI, and his experience in leading and advising other small market companies as investor, director, executive officer and legal counsel.

Eric Benhamou. Mr. Benhamou has been a director of the Company since June 2013 and has served as a director of the Company’s subsidiary, Finjan, Inc., since 2006. Mr. Benhamou is also the Founder and General Partner of Benhamou Global Ventures (BGV) which he founded in 2003. Mr Benhamou has 40 years of experience in the IT industry, including 13 years of active venture capital experience, with active investments in early stage information technology firms focused on global enterprise markets. Among U.S. public companies, he serves as a director (formerly Chairman) of Cypress Semiconductor Corporation, a semiconductor company (since 1993) and SVB Financial Group, a diversified financial services company, bank holding company and financial holding company (since 2005). Mr. Benhamou also currently serves on the boards of Grid Dynamics, Ayehu, Virtual Instruments, Cypress Semiconductors (CY), Silicon Valley Bank (SVBFG) and Finjan Holdings (FNJN). Prior to BGV, Mr. Benhamou served as 3Com’s CEO until the end of 2000, and as Chairman until the acquisition of the company by HP. He also served as Palm’s CEO until the end of 2003, and as Chairman until the acquisition of the company by HP. Mr. Benhamou has extensive corporate governance experience, having served on more than 25 corporate boards, including 10 publicly traded companies such as 3Com, Cypress, SVB, Finjan, Palm, Netscape, Legato and Real Networks. Through his career, Mr.Benhamou participated in 7 IPO’s and 35 M&A transaction’s. He served on the boards of several non-profit organizations and was the Founding Chairman of the Israel Venture Network. He holds a Masters degree from Stanford’s School of Engineering, a diplôme d’Ingénieur and a doctorate from the Ecole Nationale Supérieure d’Arts et Métiers. We believe that Mr. Benhamou’s extensive experience managing public companies in the technology sector, his expertise in venture and other financial transactions, and his engineering expertise makes him well-qualified to serve on our Board of Directors.

Michael Southworth.  Mr. Southworth has been a director of the Company since April 2014.  He is also the General Manager at Contact Solutions LLC (“CS”), a leading provider of cloud-based voice and mobile customer self-service solutions. Since 2013 Mr. Southworth has led CS’s business transformation, including strategy planning, risk mitigation, executive recruitment and change management through CS’s acquisition by Verint Systems in February 2016. For over two decades, Mr. Southworth has directed companies from the start-up phase through major periods of growth, and has been behind over $100 million in private equity and debt financing. Previously, Mr. Southworth was Senior Vice President     of Global Wireless Solutions at Corning.  Prior to Corning, he held senior financial roles at a number of technology companies including MobileAccess Networks, Lucent Technologies, and Chromatis Networks.  Mr. Southworth holds a Bachelor of Science, Biology, Business concentration, from the University of California at Berkeley. He is a Certified Public Accountant in the State of California.  Mr. Southworth brings to the board his wealth of experience with early stage growth companies, particularly in the technology space, and his expertise in private equity and debt financing.

Class 2 Directors

 Alex Rogers.  Mr. Rogers has been a director of the Company since June 2013 and has served as a director of the Company’s subsidiary, Finjan, Inc., since 2006. Mr. Rogers also serves as a managing director of HarbourVest Partners LLC, which he joined in 1998. At HarbourVest, Mr. Rogers focuses on direct co-investments in growth equity, buyout, and mezzanine transactions in Asia, Europe, and emerging markets regions. Mr. Rogers joined HarbourVest in 1998 as an associate and rejoined the Firm in 2002 after receiving his MBA. He spent over nine years in London and four years in Hong Kong expanding and managing the direct co-investment teams. He has also been actively involved in the Firm’s investment risk and business development activities, including the listing of HarbourVest Global Private Equity Limited (HVPE). He serves as a board observer at Preston Hollow Capital. His previous experience includes two years with McKinsey & Company. Mr. Rogers received a BA (summa cum laude) in Economics from Duke University in 1996 and an MBA from Harvard Business School in 2002, where he graduated with high distinction and was named a Baker Scholar. Mr. Rogers brings to the board his global expertise in capital markets, private equity and strategic transactions, as well as his experience serving on the boards of numerous portfolio and other companies.

Glenn Daniel.  Mr. Daniel has been a director of the Company since April 2014 and was formerly a Managing Director at the global investment bank Houlihan Lokey, where he was head of Houlihan Lokey’s San Francisco office for 15 of his 25 years with the firm. During this time, he advised boards of directors and independent committees of technology companies on fairness, valuation, and other financial matters in M&A and securities transactions.  Mr. Daniel has deep experience with litigation in financial disputes, having testified as a financial expert in more than 25 cases in State, Federal, and Bankruptcy Court. He previously held positions with Moody’s Investors Service and Lehman Brothers.  Mr. Daniel holds a Bachelor of Arts in German & Economics and a Master of Science in Finance from the University of Wisconsin, Madison. He is a Chartered Financial Analyst (CFA) and a member of the CFA Institute.  Mr. Daniel brings to the board his extensive background in finance and accounting, as well as his valuable experience with litigation and financial disputes.

Class 3 Directors

Harry Kellogg.  Mr. Kellogg has been a director of the Company since April 2014 and was previously Vice Chairman of the Board of Silicon Valley Bank, the California bank subsidiary and the commercial banking operation of SVB Financial Group, a public company.  He was also Head of Strategic Relationships for SVB Financial Group, responsible for overseeing SVB Financial Group’s venture capital, private equity, private banking and premium wine activities. Kellogg joined Silicon Valley Bank in 1986 as Senior Vice President of the Technology Division. Prior to joining Silicon Valley Bank, he was the group manager of Corporate Banking at Bank of the West for five years and started that bank’s technology lending group. He was also with Wells Fargo Bank for 13 years, including four years in the Wells Fargo Special Industries Group, a high-tech lending unit within Wells Fargo Bank.  Mr. Kellogg is and has been actively involved in many civic and industry organizations, serving on many of their boards and advisory boards. These include: TechNet, Joint Venture: Silicon Valley Network, Financial Executives International, Stanford Institute for Economic Policy Research, The Computer History Museum, California/Israel Chamber of Commerce, Nollenberger Capital Partners, The Tuck Center for Private Equity and Entrepreneurship, Pacific Community Ventures and Grameen Bank.  Mr. Kellogg is an emeritus board member of the Technology Museum of Innovation. In 2001, he was named one of Upside Magazine’s “100 People Who Changed Our World.” Mr. Kellogg holds a Bachelor of Science Degree in Business Administration & Finance from San Jose State University.  Mr. Kellogg brings to the board his valuable expertise in the banking and financial industries, his expertise on financial and accounting matters and his extensive experience service on public and private company boards of directors.

Gary Moore.  Mr. Moore has been a director of the Company since November 2015 and was formerly President and Chief Operating Officer of Cisco Systems, Inc., a leading global provider of networking and other products and services related to the communications and information technology industry. Mr. Moore held the President and COO position at Cisco from 2012 until his retirement in July 2015. Mr. Moore first joined Cisco in October 2001 as Senior Vice President, Advanced Services, and, in August 2007, he also assumed responsibility as co-lead of Cisco Services. From May 2010 to February 2011, he served as Executive Vice President, Cisco Services, and he was Cisco’s Executive Vice President and Chief Operating Officer from February 2011 until October 2012. Immediately before joining Cisco, Mr. Moore served for approximately two years as Chief Executive Officer of Netigy Corporation, a network consulting company. Prior to that, he was employed for 26 years by Electronic Data Systems (“EDS”), where he held a number of senior executive positions, including as the President and Chief Executive Officer of joint venture Hitachi Data Systems from 1989 to 1992. Mr. Moore sits on the board of KLA-Tencor Corporation, which designs, manufactures, markets and services yield monitoring and process control systems for the semiconductor manufacturing industry (since 2014), and sits on the board for privately-held vArmour Networks, Inc., a data center and cloud security company (since 2015), and sits on the board of Service Source, Inc, a technology enabled solutions company (since 2016), and has previously served as on the board of Unigraphics Solutions Inc., a global provider of MCAD solutions for virtual product development (Vice Chairman, 1997-1999); A.T. Kearney, an IT outsourcing business (1996-1999); Hitachi Data Systems, a provider of information storage and virtualization solutions (1993-1996); and Japan Systems Co Ltd, a provider of information systems (Chairman, 1992-1996). Mr. Moore is also an Executive in Residence at the Fisher College of Business at The Ohio State University, working in the areas of Operational Excellence, Cyber Security and Mid-Market studies. As a former senior executive with Cisco and other global companies, Mr. Moore brings to the board extensive leadership experience, as well as expertise in matters relating to international operations in the technology industry and valuable advice and guidance regarding operational and strategic issues faced by global technology companies.

Executive Officers

Our executive officers are chosen by our Board of Directors and hold their respective offices until their resignation or early removal by the Board of Directors.

The following table sets certain information concerning our executive officers, including their names, ages (as of April 24, 2017), and positions with us.

Name	Position	Age	Executive Officer Since
Philip Hartstein	President & CEO (1)	40	2013
Michael Noonan	CFO, Treasurer & Secretary (2)	58	2014
Julie Mar-Spinola	Chief Intellectual Property Officer, VP of Legal Operations (3)	60	2015

(1)  Mr. Hartstein was appointed President and Chief Executive Officer on July 10, 2014.  Previously, he served as the Company’s President from June 3, 2013, after joining Finjan, Inc., the Company’s subsidiary, in April 2013.

(2)  Mr. Noonan was appointed Chief Financial Officer and Treasurer on November 11, 2014 and Secretary on June 24, 2015.  Previously, he served as the Company’s Vice President, Finance, when he joined the Company on October 27, 2014. Mr. Noonan was appointed Secretary on June 24, 2015.

(3)  Ms. Mar-Spinola was appointed Chief Intellectual Property Officer on March 25, 2015.  Ms. Mar-Spinola has also served as Vice President, Legal Operations since joining the Company on February 3, 2014.

Philip Hartstein.  Mr. Hartstein has been serving as President and Chief Executive Officer of the Company since July 10, 2014 and as President of the Company since June 3, 2013.  He has served as President of the Company’s subsidiary, Finjan, Inc., since April 2013.  Previously, Mr. Hartstein was a Vice President and Portfolio Manager with IP Navigation Group a full-service patent monetization firm, from 2012 to 2013.  He served as Managing Director—Business Development with Rembrandt IP Solutions, a firm that specializes in investing in and monetizing infringed intellectual property, from 2009 to 2012.  In prior roles, Mr. Hartstein was a director with IPotential in the patent brokerage group, a director and early member of Ocean Tomo’s management team overseeing both the patent analytics and IP acquisitions groups, working as an in-house intellectual property manager for a medical device start-up, and as a patent engineer for a boutique intellectual property law firm. Mr. Hartstein received a B.S. in Industrial Technology from California Polytechnic State University–San Luis Obispo in 2000.

 Michael Noonan.  Mr. Noonan was appointed as Chief Financial Officer & Treasurer of the Company as of November 11, 2014, and Secretary of the Company in June 2015, and previously served as the Company's Vice President, Finance since October 27, 2014.  Previously, Mr. Noonan served as the Chief Financial Officer of Sky Petroleum Inc., an international oil and gas exploration and development company, from 2005 until September 2013, and served as a member of Sky Petroleum's board of directors from 2005 until April 2014.  Mr. Noonan served as a Senior Director in the finance department for Forgent Networks, an intellectual property company, from 2002 to 2005, where he was responsible for investor relations, human resources and mergers and acquisitions.  Prior to Forgent, Mr. Noonan worked for Pierpont Communications, an investor and public relations firm, where he was a Senior Vice President.  Mr. Noonan has also served as Director of Investor Relations and Corporate Communications at Integrated Electrical Services, an electrical services company, and Manager of Investor Relations and Public Affairs for Sterling Chemicals, a manufacturer of commodity petro-chemicals.  Mr. Noonan founded IR Smartt, Inc., a private company focused on social media for investor relations.  Mr. Noonan received a BBA in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; an MBA from Athabasca University in Alberta, Canada; and an Executive JD from Concord School of Law in Los Angeles, California.

Julie Mar-Spinola.  Ms. Mar-Spinola was appointed as the Company’s Chief Intellectual Property Officer on March 25, 2015, and has been serving as the Company's Vice President, Legal Operations since February 3, 2014.  Previously, Ms. Mar-Spinola served as General Counsel or VP of Legal for several Silicon Valley technology companies, including Kleiner Perkins-backed Alta Devices, Inc. Ms. Mar-Spinola is currently the Chairman Emeritus and Co-Founder of ChIPs, a nonprofit corporation founded in 2005, whose mission is to support, educate and promote the advancement, development, and retention of women in IP and technology.    Ms. Mar-Spinola has been a court appointed Mediator for the US District Court for the Northern District of California, specializing in patent disputes, since 2011.  Since November 2014, Ms. Mar-Spinola has served on the Santa Clara Law, High Tech Law Institute’s High Tech Advisory Board, and since April 2015, Ms. Mar-Spinola has served on the Patent Public Advisory Committee of the U.S. Patent and Trademark Office.  Ms. Mar-Spinola received a B.A. in Chemistry from San Jose State University, and a JD from Santa Clara University School of Law in 1987.  Ms. Mar-Spinola is a member of the California State Bar and registered to practice before the U.S. Patent & Trademark Office.

Family Relationships

There are no family relationships among the members of our Board of Directors or our executive officers.

Director Independence

Our Board of Directors currently consists of seven members. Our Board of Directors determines director independence based on the definition of “independent directors” under NASDAQ Marketplace Rule 5605(a)(2). Consistent with that standard, after review of all relevant transactions and relationships, including between each director, any of his family members, and us, our executive officers and our independent registered public accounting firm, our Board of Directors has affirmatively determined that as of the date hereof, Messrs. Benhamou, Daniel, Kellogg, Rogers and Southworth are independent under the NASDAQ standard for independence.

Executive Sessions of Independent Directors

Pursuant to NASDAQ rules, in order to promote open discussion among independent directors, our Board has devoted and will continue to devote a portion of at least two of the regularly scheduled Board meetings each year to sessions of only independent directors.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below, other than Daniel Chinn and Gary Moore, are “independent” under NASDAQ Marketplace Rules.  The Board may re-assess the composition of its committees following the 2017 Annual Meeting of Stockholders.

The table below provides membership information for each of the Board committees as of April 24, 2017:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Eric Benhamou*	✓	Chair
Daniel Chinn
Glenn Daniel	✓		✓	Chair
Harry Kellogg			✓		✓
Alex Rogers			✓		✓
Michael Southworth	✓
Gary Moore

* We currently have at least one Board member, Eric Benhamou, who qualifies and is designated as an independent “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

Audit Committee

The Audit Committee was formed on April 4, 2014 and is currently comprised of Eric Benhamou, Glenn Daniel and Michael Southworth, with Mr. Benhamou serving as Chair.  Pursuant to its charter, the purpose of the Audit Committee is to oversee (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the registered public accounting firm that audits the Company’s financial statements; (4) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (5) the Company’s internal accounting and financial reporting controls.  The Audit Committee has the power to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of performing any audits, reviews or attest services.  In addition, the Audit Committee is responsible for reviewing and approving the audit committee report as required by the SEC to be included in the Company’s annual proxy statement.  Our Audit Committee met four times in 2016.

  Compensation Committee

The Compensation Committee was formed on October 7, 2013 and is currently comprised of Glenn Daniel, Alex Rogers and Harry Kellogg, with Mr. Daniel serving as Chair.  Pursuant to its charter, the purpose of the Compensation Committee is to (1) review and recommend to the Board approval of corporate goals and objectives relating to compensation and benefits for the chief executive officer (or the president or other principal executive officer of the Company in the absence of a chief executive officer) (such chief executive officer or other principal executive officer, the “PEO”) and other executive officers of the Company; (2) evaluate the performance of the Company’s PEO and other executive officers relative to established goals and objectives and assist the Board in the discharge of its responsibilities relating to compensation for the PEO and other executive officers based on such evaluations; (3) oversee the administration of the Company’s incentive compensation plans; (4) review such compensation committee-related disclosure as is required by the SEC to be included in the Company’s Annual Report on Form 10-K or annual proxy statement filed with the SEC; and (5) take such other actions within the scope of its charter as the Compensation Committee deems necessary or appropriate. Our Compensation Committee met three times in 2016 and otherwise acted through written consents.

The Compensation Committee has the sole authority to retain, pay and terminate compensation consultants to assist in the evaluation of executive officer compensation.  The Compensation Committee also has the power to engage advisors to assist in fulfilling its responsibilities and direct the Company to pay for such expenses.  The Compensation Committee directly engaged Compensia, Inc. (“Compensia”) as its compensation consultant in October 2016, and the Compensation Committee has the sole authority to terminate this engagement.  Compensia’s primary role, as requested by the Compensation Committee, was to assist the Compensation Committee in developing a compensation framework.  See “Compensation Discussion and

Analysis – Role of Compensation Consultant” for a discussion of Compensia’s role.  The Compensation Committee has the power to delegate its responsibilities related to determinations of awards to be granted under the Company’s equity-based and incentive compensation plans to such persons as determined by the Compensation Committee, to the extent permitted by law.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed on October 7, 2013 and is currently comprised of Alex Rogers and Harry Kellogg.  Pursuant to its charter, the purpose of the Nominating and Corporate Governance Committee is to (1) oversee and assist the Board in identifying, reviewing and recommending nominees for election to the Board; (2) advise the Board with respect to Board composition, procedures and committees; (3) recommend directors to serve on each Board committee; (4) evaluate the Board and the Company’s management; (5) develop, review and recommend corporate governance guidelines and otherwise take a leadership role in shaping the corporate governance of the Company; and (6) take such other actions within the scope of its charter as the Nominating and Corporate Governance Committee deems necessary or appropriate.  Our Nominating and Corporate Governance Committee met two times in 2016 and otherwise acted through written consents.

Availability of Committee Charters

Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee Charters are available for review on our website at http://ir.finjan.com/governance-docs.  To request a copy of any of these charters, please make a written request to Investor Relations at Finjan Holdings, Inc., 2000 University Avenue, Suite 600, East Palo Alto, CA 94303.

Board Meetings and Director Attendance

The Board held five meetings in 2016 and otherwise acted through written consents. Each of our directors, other than Alex Rogers, attended at least 75% of Board meetings and applicable committee meetings on which he served during 2016 during the time he served on the Board or committees. Two of our directors attended our 2016 Annual Meeting of Stockholders. The Company does not have a policy regarding director attendance at our annual meeting of stockholders, but all directors are encouraged to attend the meeting in person.

Director Nominees

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) other members of the Board and (iii) our stockholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors whose terms expire have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, including whether such candidate would satisfy NASDAQ independence requirements, and any additional factors that it deems necessary or appropriate.  In connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in public and private businesses, financial institutions and other areas that are relevant to the Company’s activities. Directors must be willing and able to devote sufficient time to carrying out their duties effectively.

Existing directors whose terms expire and are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below under “— Stockholder Proposals and Recommendations of Director Nominees.”

After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

Stockholder Proposals and Recommendations of Director Nominees

Our bylaws include advance notice procedures and requirements for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors.

Section 2.5 of the Company’s bylaws provides that, at an annual meeting of the stockholders, only such business (other than nominations for directors) will be conducted as shall have been brought before the meeting (i) pursuant to the Company’s proxy materials, (ii) by or at the direction of the Board, or (iii) by a stockholder of the Company who is a stockholder of record at the time requisite advance notice is given, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in Section 2.5 of the bylaws.  Among other things, those procedures require the stockholder to deliver written notice to the Company’s Secretary not less than ninety nor more than one hundred twenty days prior to the first anniversary of the preceding year’s annual meeting of stockholders (the “Anniversary”), except that, if the date of the annual meeting is advanced more than thirty days prior to, or delayed by more than sixty days after, the Anniversary, or if no annual meeting of stockholders was held in the previous year, notice by the stockholder to be timely would have to be delivered not later than the later of (x) ten (10) days after the Corporation has publicly disclosed the date of the meeting in the manner provided in the bylaws, and (y) ninety days prior to the date of the annual meeting.  The requisite content of such notice is set forth in Section 2.5 of the bylaws.

Section 2.6 of the Company’s bylaws provides that only persons nominated in accordance with the applicable procedures will be eligible to be elected by the Company’s stockholders to serve as directors of the Company.  Section 2.6 of the bylaws further provides that nominations of persons for election to the Board at an annual meeting of stockholders may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Company who is a stockholder of record at the time the requisite notice is given, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures and other requirements set forth in Section 2.6 of the bylaws.  Among other things, those procedures would require the stockholder to deliver requisite notice to the Secretary of the Company within the timeframes described above, except that,  in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company at least one hundred days prior to the Anniversary, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the tenth day following the day on which such public announcement is first made by the Company.   The requisite content of such notice is set forth in Section 2.6 of the bylaws.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors or any member of the Board of Directors, c/o Secretary at Finjan Holdings, Inc., 2000 University Avenue, Suite 600, East Palo Alto, CA 94303.  The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Board Leadership Structure

On July 10, 2014, the Board created the new position of “Executive Chairman” and appointed Daniel Chinn to fill that role, after considering his qualifications, availability, length of service with the Company and its predecessors and other professional commitments.  In creating the new position, the Nominating and Corporate Governance Committee, as well as the Board, considered the current Board size of seven directors and the anticipated growth of the Company and the increasing demands on the Board’s time and resources.   The Nominating and Corporate Governance Committee recommended, and the Board approved, the appointment of an Executive Chairman to facilitate the efficient functioning of the Board and to provide for effective leadership that would enable the Company to achieve its strategic business and other goals on behalf of its stockholders.  The “Executive Chairman” title was revised to “Chairman of the Board” on March 5, 2015 to clarify and confirm that the role is a non-employee position and is distinct from our executive leadership.

The roles of Chairman of the Board and Chief Executive Officer are currently filled by separate individuals, with Mr. Chinn serving as Chairman, and Mr. Hartstein serving as Chief Executive Officer. The Board believes that the separation of the offices of Chairman and Chief Executive Officer is appropriate at this time because it allows our Chief Executive Officer to focus primarily on the Company’s business strategy, operations and corporate vision. However, the Board does not have a policy mandating that the roles of Chairman and Chief Executive Officer continue to be separate. We believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined in light of the circumstances and considerations involving the Company, including the satisfaction of the Board’s risk oversight function. To the extent the Nominating and Corporate Governance Committee determines that the leadership structure of the Board should be modified, it shall make recommendations to the Board regarding such changes as it deems appropriate, consistent with any corporate governance guidelines that may be adopted by the Board.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2016, none of our executive officers served as a director of or member of a compensation committee of any entity that has one or more executive officers serving on our Board of Directors. See “Board Committees” and “Certain Relationships and Related Party Transactions” regarding our Compensation Committee and its members.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics and Code of Ethics for Principal and Senior Financial Officers (the “Codes of Ethics”) that establish the standards of ethical conduct applicable to all directors, officers and employees of the Company. The Codes of Ethics address, among other things, conflicts of interest, compliance with disclosure controls and procedures, and internal control over financial reporting, corporate opportunities and confidentiality requirements. The Audit Committee is responsible for applying and interpreting our Codes of Ethics in situations where questions are presented to it.  Our Codes of Ethics is available for review on our website at http://ir.finjan.com/governance-docs.  In addition, to request copies of the Codes of Ethics, please make a written request to Investor Relations at Finjan Holdings, Inc., 2000 University Avenue, Suite 600, East Palo Alto, CA 94303.  We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding amendments to, or a waiver from, our Code of Ethics for Principal and Senior Financial Officers by posting such information on our website. There were no amendments or waivers to our Code of Ethics for Principal and Senior Financial Officers in fiscal year 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports, or written representations from certain reporting persons that no filings were required for such persons, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the year ended December 31, 2016.

Risk Oversight

One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it relies on senior management and utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular individual or committee’s expertise. For example, senior management, particularly our Chief Executive Officer and our Chief Financial Officer, is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices and communicating regularly with the Board. The Audit Committee oversees, among other things, our financial statements and the performance of our internal audit function.  The Compensation Committee participates in the design of compensation structures that create incentives, while managing the level of risk-taking behavior, consistent with the Company’s business strategy as further described in the Compensation Discussion and Analysis section below. The Nominating and Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees.  The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor these risks.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are presenting this proposal, commonly known as a “say-on-pay” proposal, pursuant to Section 14A of the Exchange Act to provide stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement.

We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our stockholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate, retain and reward executives who create long-term value for our shareholders. Our compensation program is designed to reward, and incentivize executives to position the Company for future growth and, to achieve, short-term and long-term financial and operating performance excellence and align the executives’ long-term interests with those of our shareholders while recognizing individual contributions to the Company.

The Compensation Committee and Board of Directors believe that our compensation programs have been instrumental in allowing us to retain key executives and recruit new ones, who have worked and continue to work to execute our growth strategy and position us favorably for future expansion.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“RESOLVED, that the stockholders hereby approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion contained in this proxy statement.”

While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Compensation Committee and the Board of Directors intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

Vote Required

The affirmative vote of a majority of the votes present in person or by proxy at the 2017 Annual Meeting of Stockholders with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers.  For purposes of the vote on this proposal, abstentions will have the same effect as a vote “against” the proposal and broker non-votes will have no effect on the outcome of the proposal.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Overview

This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to the Company’s executive officers who are named in the Summary Compensation Table, and whom we sometimes refer to as the “Named Executive Officers.”  On November 11, 2014, we appointed Michael Noonan as our Chief Financial Officer and Treasurer. For purposes of the SEC rules, each of Mr. Hartstein, our current President and Chief Executive Officer, Mr. Noonan, our current Chief Financial Officer, Treasurer and Secretary, and Ms. Mar-Spinola, our Chief Intellectual Property Officer, are deemed “Named Executive Officers” for 2016.

Our Compensation Committee has responsibility for determining and approving the various elements of our compensation programs for our Named Executive Officers.

As described below, the principal elements of our compensation programs include base salary, annual bonuses and long-term incentives such as restricted stock units.

Compensation Philosophy and Objectives

The goal of our executive compensation program is to motivate, retain and reward executives who create long-term value for our stockholders. Our compensation program is designed to reward and incentivize executives to position the Company for future growth, achieve short-term and long-term financial and operating performance excellence, and align the executives’ long-term interests with those of our stockholders while recognizing individual contributions to the Company. To achieve these objectives, the Compensation Committee believes that executive compensation should generally consist of both cash and equity-based compensation. Compensation levels for each executive are determined based on several factors, including:

•	general economic conditions;
•	our current and historical compensation practices and current and historical compensation; practices of peer companies;
•	each executive’s performance, skill sets and roles in the Company; and
•	the Company’s need for skill sets and the global or regional market for the executive’s skill sets.

Say-On-Pay and Say-On-Frequency

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included two stockholder votes on executive compensation in our 2014 proxy statement. In those votes, which were advisory and non-binding, our stockholders approved the compensation of our named executive officers as described in the proxy statement for last year’s annual meeting of stockholders. The Compensation Committee views the result of this advisory vote (i.e., approximately 99% of the votes cast and 93% of the votes eligible to be cast) for the say-on-pay proposal as a strong endorsement of our compensation program.

The Company’s stockholders also voted, on a non-binding, advisory basis, on the frequency of holding stockholder non-binding, advisory votes on the compensation of the Company’s named executive officers. As previously reported, the stockholders of the Company voted in favor of holding an advisory vote every three years. The Board of Directors of the Company has considered the results of this vote and has determined that, consistent with the majority vote of the Company’s stockholders at the 2014 Annual Meeting of Stockholders, the Company will hold future non-binding stockholder advisory votes on the executive compensation of the Company’s named executive officers every three years at the Company’s annual meeting of stockholders. Therefore, the 2017 Annual Meeting of Stockholders contains a non-binding stockholder advisory vote on the executive compensation of the Company’s named executive officers. Following the 2017 Annual Meeting of Stockholder, the next non-binding stockholder advisory vote on the executive compensation of the Company’s named executive officers will be at the 2020 Annual Meeting of Stockholders.

Setting of Executive Compensation

Role of Management

While the Compensation Committee is primarily responsible for the oversight of our executive compensation, the Chief Executive Officer recommends compensation packages for our executive officers and our executive officers discuss their compensation with the Compensation Committee directly. The Compensation Committee believes that the Chief Executive Officer 's input is critical in determining the compensation of other executive officers given his day to day role in the Company and his responsibility in establishing and implementing the Company’s strategic plans. Therefore, while the Compensation Committee has been and will be primarily responsible for determining executive compensation, the Chief Executive Officer will continue to provide his input and recommendations to the Compensation Committee with respect to compensation for our executive officers.   The Compensation Committee discusses our Chief Executive Officer’s compensation package with him, but deliberates and makes decisions with respect to his compensation without him present. The Compensation Committee determines the compensation package for the Chief Executive Officer and makes a recommendation for approval by the Board.

Role of Compensation Consultant

The compensation committee engaged its own independent third-party compensation consultant, Compensia Inc., to assist with its 2016 compensation review, analysis and actions. Compensia’s services generally included:

•	identifying an updated market framework (including a peer group of companies) for formal compensation benchmarking purposes;
•	gathering data on our executive officer cash and equity compensation relative to competitive market practices; and
•	developing a market-based framework for potential changes to our executive compensation program (including specifically for the compensation committee’s review and input).

After review and consultation with Compensia, our compensation committee determined that Compensia is independent, and that there is no conflict of interest resulting from retaining Compensia currently or during fiscal year 2016. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and the NASDAQ listing standards.  Other than services provided to our compensation committee, Compensia did not perform any other work for us.

Competitive Market Review for 2016

The market for experienced management is highly competitive. We seek to attract and retain the most and highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting and retaining management from companies ranging from large and established to entrepreneurial early stage companies. We expect competition for appropriate technical, commercial, and management skills to remain strong for the foreseeable future.

In reviewing and determining the 2016 compensation program for our named executive officers, our Compensation Committee relied on the peer group prepared by Compensia and approved by the Compensation Committee in November 2016. This peer group consisted of the following companies.

•	Acacia Research
•	Aware
•	Digimarc
•	FORM Holdings
•	Great Elm Capital Group
•	Guidance Software
•	ImageWare Systems
•	KEYW Holding
•	Marathon Patent Group
•	MobileIron
•	Parkervision
•	Pendrell
•	Rapid7
•	RPX
•	root9B Technologies
•	Support.com
•	VirnetX Holding
•	Wi-LAN
•	Zix

Based on the approved 2016 peer group, Compensia prepared a formal executive compensation assessment that included publicly available proxy information and certain non-public information for third-party executive compensation for the Compensation Committee’s consideration.  In analyzing our executive compensation program for 2016, the Compensation Committee compared certain aspects of our named executive officer compensation, including base salary, target bonus, long-term equity incentives and total direct compensation, to the compensation levels provided by our 2016 peer group as part of this assessment.  See “Components of Executive Compensation” below for a detailed discussion of our executive compensation program.

Components of Executive Compensation

Currently, our executive compensation program consists of short-term compensation (salary and bonus) and long-term compensation (restricted stock units and stock options) to achieve our goal of improving earnings and achieving long term sustainable growth in revenues and earnings which we believe is aligned with our stockholders’ interests.

Annual Salary

Annual salaries of executive officers are set at levels competitive with other companies of comparable size and scope with whom we compete for executive talent. Although the Compensation Committee believes a significant portion of each executive’s compensation should be based on our long-term performance, the Compensation Committee also believes that a stable base salary is necessary to attract, motivate, reward and retain our executives and to recognize the performance of their respective job responsibilities. Therefore, we intend for the base salary component of total compensation to be relatively stable year over year, subject to adjustment at the discretion of the Compensation Committee for changes in the cost of living or increases in responsibilities. Total executive compensation is impacted to a significant extent by the variability of bonuses and long-term incentive compensation (which are discussed below). The Compensation Committee sets the compensation philosophy with respect to base salaries for our executives generally, and will review the base salary of each executive officer annually in light of our overall compensation objectives and contractual obligations.  Based on such review, the Compensation Committee will consider making adjustments to reflect market conditions, changes in responsibilities and potential merit increases consistent with compensation practices throughout our organization.

The base salary for our President and Chief Executive Officer, Philip Hartstein, was determined for 2016 at $350,000 per year, pursuant to an amended and restated employment agreement that was entered into on January 14, 2015 (the “2015 Hartstein Employment Agreement”).  The Compensation Committee reviewed the 2015 written report prepared by Compensia and the applicable market compensation data for Chief Executive Officers and consulted with other outside advisors during the negotiation process for the 2015 Hartstein Employment Agreement. Further, the Compensation Committee reviewed the 2016 written report prepared by Compensia and the applicable market compensation data for Chief Executive Officers and consulted with other outside advisors and the full Board regarding an assessment of Mr. Hartstein’s experience, skills and performance, and the Company’s performance, and determined that no increase would be made to Mr. Hartstein’s base salary for fiscal year 2017.

The base salary for our current Chief Financial Officer, Michael Noonan, was determined for 2016 at $262,500 per year. Pursuant to Mr. Noonan's amended and restated employment agreement, entered into on November 11, 2014 (the “2014 Noonan Employment Agreement”) Mr. Noonan's salary was set at $250,000, but increased to $262,500 for 2016 by the Company's Board of Directors, upon the recommendation of the Compensation Committee, in order to remain competitive.  The Compensation Committee considered an analysis of the base salary for Mr. Noonan’s role, the CEO’s assessment of Mr. Noonan’s experience, skills and performance level, and the Company’s performance. Based on those factors, the Compensation Committee recommended to the Company’s Board of Directors no increase in base salary for 2017, and the Company’s Board of Directors determined that no increase would be made to Mr. Noonan’s base salary for fiscal year 2017.

     The base salary for our current Chief Intellectual Property Officer, Julie Mar-Spinola, was determined for 2016 at $350,000 per year, pursuant to her employment agreement, entered into on January 19, 2014 (the “2014 Mar-Spinola Employment Agreement”).  Ms. Mar-Spinola was originally hired as Vice President, Legal Operations on January 19, 2014 and appointed Chief Intellectual Property Officer, as of March 25, 2015. The Compensation Committee considered an analysis of the base salary for Ms. Mar-Spinola’s role, the CEO’s assessment of Ms. Mar-Spinola’s experience, skills and performance level, and the Company’s performance. Based on those factors, no increase was made to Ms. Mar-Spinola’s base salary for fiscal year 2017.

Cash Bonuses

The second element of executive compensation is an annual cash bonus.  The Committee believes that a significant portion of each executive’s compensation should be contingent on the annual progress of the Company, as well as the individual contribution of each executive to achieving our goals.  Although the Compensation Committee expects to periodically review our financial metrics as measures of our performance, due to the unpredictability of our income during any specific periods, cash bonuses may not necessarily reflect financial performance measures as we grow our business.   Instead, our Compensation Committee expects to consider various measures related to the growth of our business, such as the status of licensing discussions and enforcement activities, progress in acquiring additional technology or additional patents based on our existing technology, progress in implementing corporate governance and similar objectives, and other similar measures which may not generate financial returns during the period for which a bonus is earned.

Pursuant to their current employment agreements, our Chief Executive Officer, Chief Financial Officer and Chief Intellectual Property Officer were entitled to cash bonuses for the 2016 fiscal year of up to $200,000, $87,500 and $150,000, respectively, which is meant to reward executives for the progress of the business over the fiscal year.  For the 2016 fiscal year, the Compensation Committee approved a bonus of $150,000 for our Chief Executive Officer, $87,500 for our Chief Financial Officer and $110,000 for our Chief Intellectual Property Officer. The Compensation Committee determined that such bonus amounts were appropriate in light of the Company’s overall progress, including the continued development of our licensing program and successes in our enforcement program.

For the 2017 fiscal year, the Compensation Committee adopted the 2017 Executive Incentive Compensation Plan. This plan is designed to tie executive compensation to the Company’s achievement of certain financial and strategic objectives and the executive’s achievement of individual performance goals. This plan is intended to recognize outstanding contribution to the Company and value creation for the Company’s stockholders and is structured by the Compensation Committee to provide for cash bonuses to the Company’s executives at 100% to 200% of each executive’s current base salary, though in exceptional circumstances, the bonuses may exceed such levels. The discretionary nature of the plan allows for the Compensation Committee to make recommendations to the Company’s Board of Directors to award Company executives on a monthly, quarterly or annual basis, on a discrete event, or any of the above. The plan runs from January 1, 2017 to December 31, 2017, and only those participants in good standing with the Company are eligible to participate.

Long-Term Incentive Compensation

The third element of executive compensation, in addition to annual salary and cash bonus, is long-term incentive compensation consisting of equity awards. The Compensation Committee believes that granting equity-based compensation awards to our executives is the most direct way to align their long-term interests with those of our stockholders. The Compensation Committee also believes that equity compensation encourages greater responsibility on the part of our Chief Executive Officer, Chief Financial Officer and Chief Intellectual Property Officer because the value of their equity compensation is subject to risk. As a result, each executive officer’s total annual compensation includes a significant portion of restricted stock unit awards and stock options. The stock options and restricted stock units that have been granted to the Company’s Chief Executive Officer prior to 2016 are subject to a vesting schedule pursuant to which 25% of the options or restricted stock units vest on the one-year anniversary of the grant date with regard to options and vesting commencement date with respect to restricted stock units, with the balance vesting over the succeeding three years in equal amounts every three calendar months, encouraging the retention of our Chief Executive Officer. The restricted stock units that have been granted to the Company’s Chief Financial Officer and Chief Intellectual Property Officer are subject to a vesting schedule pursuant to which 33% of the restricted stock units vest on the one-year anniversary of the vesting commencement date, with the balance vesting over the succeeding two years in equal amounts every three calendar months, encouraging the retention of such Named Executive Officers.. The stock options granted to the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and Chief Intellectual Property Officer in 2016 are subject to a vesting schedule pursuant to which 33% of the options vest on the one-year anniversary of the vesting commencement date, with the balance vesting over the succeeding two years in equal amounts every three calendar months, encouraging the retention of such Named Executive Officers.

Pursuant to the 2015 Hartstein Employment Agreement, the Board awarded Mr. Hartstein 200,000 restricted stock units (“RSUs”) on January 14, 2015.  The RSUs are scheduled to vest over a four-year period, with one-quarter vested on January 1, 2016, and the remainder vesting ratably on a quarterly basis for the following three years so that, subject to employee’s continued employment, the RSUs granted shall be fully vested on January 1, 2019.  The RSUs were awarded pursuant to the 2014 Incentive Compensation Plan (the “2014 Plan”) and an award agreement thereunder.  The 2015 Hartstein Employment Agreement also provides that in the event the daily trading average price of the Company’s shares of common stock has been at least $12.50 for a period of twenty full consecutive trading days during the term of the agreement, the Company shall recommend to the Compensation Committee and the Board a grant of an additional 100,000 RSUs.  Subject to employee’s employment at the time of grant, this grant of RSUs would be fully vested immediately upon grant.  The RSUs would be awarded (if at all) pursuant to the 2014 Plan or any successor plan that may then be in effect and an award agreement thereunder.  The Compensation Committee reviewed the 2014 written report prepared by Compensia and the applicable market compensation data for Chief Executive Officers and consulted with other outside advisor's during the negotiation process for the 2015 Hartstein Employment Agreement. On May 4, 2016, the Company's Board of Directors, upon the recommendation of the Compensation Committee awarded Mr. Hartstein 50,000 options, which vest over a three-year period, with one third vesting on May 4, 2017, and an additional 8.33% of the options vesting every three calendar months thereafter until fully vested.

     On October 27, 2014, the Compensation Committee awarded Mr. Noonan 130,000 RSUs, when he joined the Company as Vice President, Finance.  The RSUs are scheduled to vest over a three-year period, with one third vested on October 27, 2015, and an additional 8.33% of the RSUs vesting every three calendar months thereafter until fully vested.  The RSUs were awarded pursuant to the 2014 Plan and an award agreement thereunder. On May 4, 2016, the Company's Board of Directors, upon the recommendation of the Compensation Committee awarded Mr. Noonan 50,000 options, which vest over a three-year period, with one third vesting on May 4, 2017, and an additional 8.33% of the options vesting every three calendar months thereafter until fully vested.

Pursuant to the 2014 Mar-Spinola Employment Agreement, on July 10, 2014, the Company awarded Ms. Mar-Spinola 60,314 RSUs. One-third of the RSUs vested on January 27, 2015, and an additional 8.33% of the RSUs vest every three calendar months thereafter until fully vested. The RSUs were awarded pursuant to the 2014 Plan and an award agreement thereunder. On May 4, 2016, the Company's Board of Directors, upon the recommendation of the the Compensation Committee awarded Ms. Mar-Spinola 100,000 options, which vest over a three-year period, with one third vesting on May 4, 2017, and an additional 8.33% of the options vesting every three calendar months thereafter until fully vested.

The Compensation Committee’s Consideration of Risk in Relation to Executive Management

In 2016, the Compensation Committee considered the nature, extent and acceptability of risks that our executives may be encouraged to take by our compensation programs. Taking carefully considered risks is an integral part of any business strategy, and our executive compensation program is not intended to eliminate management decisions that involve risk. Rather, the combination of various elements in our program is designed to mitigate the potential reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and destroy stockholder value. Together with the Company’s processes for strategic planning, its internal control over financial reporting and other financial and compliance policies and practices, the design of our compensation program helps to mitigate the potential for management actions that involve an unreasonable level of risk. Our compensation program seeks to balance performance rewarded in cash and shares of our common stock, base level salaries that are consistent with our executive’s responsibilities so that our executives are not motivated to take excessive risks to achieve a reasonable level of financial security and plans that reward executives based on financial measures as well as other objective criteria.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the Board of Directors has approved that recommendation.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Glenn Daniel (Chairman) Alex Rogers Harry Kellogg

The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 Summary Compensation Table

The following table provides the compensation earned for the fiscal years indicated for services rendered to us in all capacities, by our Named Executive Officers.  For purposes of the SEC rules, each of Mr. Hartstein, our current President and Chief Executive Officer, Mr. Noonan, our current Chief Financial Officer, Treasurer and Secretary, and Ms. Mar-Spinola, our Chief Intellectual Property Officer, are deemed “Named Executive Officers” for 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Philip Hartstein	2016	$350,000	$150,000		$60,000	$—	$560,000
President and CEO	2015	$350,000	$150,000	$484,000	$—	$—	$984,000
	2014	$300,000	$75,000	$—	$—	$—	$375,000

Michael Noonan	2016	$262,500	$87,500	$—	$60,000	$—	$410,000
CFO, Treasurer and Secretary	2015	$250,000	$75,000	$—	$—	$—	$325,000
(3)	2014	$38,461	$12,500	$302,900	$—	$—	$353,861

Julie Mar-Spinola	2016	$350,000	$110,000	$—	$120,000	$—	$580,000
Chief Intellectual Property	2015	$350,000	$50,000	$—	$—	$—	$400,000
Officer (4)

(1)
In 2016, the Company provided discretionary cash bonuses to its Chief Executive Officer, Chief Financial Officer and Chief Intellectual Property Officer based upon the Company’s overall progress, including the continued development of our licensing program and successes in our enforcement program.  The bonuses were not based on specific performance criteria.

(2)
Represents the full grant date fair value of the stock award or option grant, as applicable, calculated in accordance with FASB ASC Topic 718 and FASB ASC 505, Equity-Based Payments to Non-employees. Our policy and assumptions made in the valuation of share-based payments are contained in Note 10 to our December 31, 2016 financial statements.  The value of stock awards presented in the Summary Compensation Table reflects the grant date fair value of the awards and does not correspond to the actual value that will be recognized by the named executive officers.

(3)
Mr. Noonan joined the Company as Vice President, Finance on October 27, 2014 and was promoted to Chief Financial Officer and Treasurer on November 11, 2014. Mr. Noonan was appointed Secretary on June 24, 2015.

(4)	Ms. Mar-Spinola joined the Company as Vice President, Legal Operations on January 19, 2014 and was appointed Chief Intellectual Property Officer, as of March 25, 2015.

Grant of Plan Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during the year ended December 31, 2016:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		(#)	(#)	($/Sh)	($)
Philip Hartstein	May 4, 2016	—	50,000	$1.20	$60,000
Michael Noonan	May 4, 2016	—	50,000	$1.20	$60,000
Julie Mar-Spinola	May 4, 2016	—	100,000	$1.20	$120,000

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the value of all equity awards that were outstanding at December 31, 2016.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)		(#)	($)(1)	(#)	($)
Philip Hartstein (2)(3)	405,378	27,025	$1.66	5/7/2023	112,500	$127,429	—	$—
(4)	—	50,000	$1.20	05/04/26	—	$—	—	$—
Michael Noonan (5)	—	—	$—	—	43,333	$49,083	—	$—
(6)	—	50,000	$1.20	05/04/26	—	$—	—	$—
Julie Mar-Spinola (7)	—	—	$—	—	5,027	$5,694	—	$—
(8)	—	100,000	$1.20	05/04/26	—	$—	—	$—

 (1)  Market value of unvested RSUs is based on the closing price of our common stock on the NASDAQ Capital Market of $1.13 per share on December 31, 2016.

(2)  Twenty-five percent (25%) of the 432,403 options awarded to Mr. Hartstein on May 7, 2013 vested and became exercisable on March 31, 2014 and thereafter, 6.25% of the options began vesting and become exercisable every three calendar months.

(3)  The 200,000 RSUs are scheduled to vest over a four-year period, with one-quarter vested on January 1, 2016, and the remainder vesting ratably on a quarterly basis for the following three years so that, subject to employee’s continued employment, the RSUs granted shall be fully vested on January 1, 2019.

(4) Mr. Hartstein was awarded 50,000 options on May 4, 2016, these options are scheduled to vest over 3 years with one-third vesting on May 4, 2017 and 8.33% vesting and exercisable every three calendar months thereafter.

(5)  The 130,000 RSUs are scheduled to vest over a three-year period, with one-third vested on October 27, 2015, and the remainder vesting ratably on a quarterly basis for the following two years so that, subject to employee’s continued employment, the RSUs granted shall be fully vested on October 27, 2017.

(6) Mr. Noonan was awarded 50,000 options on May 4, 2016, these options are scheduled to vest over 3 years with one-third vesting on May 4, 2017 and 8.33% vesting and exercisable every three calendar months thereafter.

(7)  The 60,314 RSUs are scheduled to vest over a three-year period, with one-third vested on January 27, 2015, and the remainder vesting ratably on a quarterly basis for the following two years so that, subject to employee’s continued employment, the RSUs granted shall be fully vested on January 27, 2017.

(8) Ms. Mar-Spinola was awarded 100,000 options on May 4, 2016, these options are scheduled to vest over 3 years with one-third vesting on May 4, 2017 and 8.33% vesting and exercisable every three calendar months thereafter.

Option Exercises and Stock Vested

The following table summarizes, with respect to our named executive officers, all options that were exercised or stock that vested during fiscal 2016:

	Option Awards		Restricted Stock
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)(1)
Philip Hartstein	—	$—	87,500	$110,795

Michael Noonan	—	$—	43,334	$62,915

Julie Mar-Spinola	—	$—	20,104	$29,188

(1)  For RSUs vested, reflects the number of shares acquired on vesting multiplied by the closing market price of our Common Stock as reported on the NASDAQ Capital Market on the vesting date.

Employment Agreements

Philip Hartstein’s Employment Agreement

On January 14, 2015, we entered into the 2015 Hartstein Employment Agreement, effective January 1, 2015, with Philip Hartstein, our President and Chief Executive Officer.  The 2015 Hartstein Employment Agreement provides that Mr. Hartstein will continue as our President and Chief Executive Officer at a base salary of $350,000, subject to adjustment.   During the term of the agreement, Mr. Hartstein will also be eligible to receive an annual bonus in the amount of $200,000, subject to adjustment on an annual basis, based upon his individual performance and the overall progress of the Company.  However, Mr. Hartstein will also be eligible to participate in our 2014 Plan, the 2017 Executive Incentive Compensation Plan and other benefit plans.

Pursuant to the 2015 Hartstein Employment Agreement, the Board of Directors awarded Mr. Hartstein 200,000 RSUs on January 14, 2015.  The RSUs are scheduled to vest over a four-year period, with one-quarter vested on January 1, 2016, and the remainder vesting ratably on a quarterly basis for the following three years so that, subject to employee’s continued

employment, the RSUs granted shall be fully vested on January 1, 2019.  The RSUs were awarded pursuant to the 2014 Plan and an award agreement thereunder.

The 2015 Hartstein Employment Agreement also provides that in the event the daily trading average price of the Company’s shares of common stock has been at least $12.50 for a period of twenty full consecutive trading days during the term of the agreement, the Company shall recommend to the Compensation Committee and the Board of Directors a grant of an additional 100,000 RSUs.  Subject to employee’s employment at the time of grant, this grant of RSUs would be fully vested immediately upon grant.  The RSUs would be awarded (if at all) pursuant to the 2014 Plan or any successor plan that may then be in effect and an award agreement thereunder.

Mr. Hartstein’s employment may be terminated at any time and for any reason upon at least 90 days advance written notice of such termination.

Previously, on July 8, 2013, we and Philip Hartstein had entered into the 2013 Hartstein Employment Agreement, effective as of July 1, 2013, pursuant to which Mr. Hartstein served as our President.  The 2013 Hartstein Employment Agreement provided for a base salary of $300,000 per year.  In addition, Mr. Hartstein was eligible to receive a discretionary bonus at the end of every four month period of his employment term, based on Mr. Hartstein’s performance and the overall progress of the Company, in an aggregate amount of up to $75,000 per year.  The 2013 Hartstein Employment Agreement ceased to be effective upon our entry into the 2015 Hartstein Employment Agreement in January 2015.

Michael Noonan’s Employment Agreement

On November 11, 2014, we entered into the 2014 Noonan Employment Agreement, with Michael Noonan, our Chief Financial Officer and Treasurer.   The 2014 Noonan Employment Agreement provides for a base salary of $250,000 per year, subject to adjustment.  During the term of the 2014 Noonan Employment Agreement, Mr. Noonan will also be eligible to receive an annual bonus in the amount of $75,000, subject to adjustment on an annual basis, based upon his individual performance and the overall progress of the Company.  However, Mr. Noonan will also be eligible to participate in our 2014 Plan, the 2017 executive Incentive Compensation Plan and other benefit plans.

Prior to Mr. Noonan’s appointment to Chief Financial Officer, on October 27, 2014, the Company awarded Mr. Noonan 130,000 RSUs, in his capacity as Vice President, Finance.  The RSUs are scheduled to vest over a three-year period, with one third vested on October 27, 2015, and an additional 8.33% of the RSUs vesting every three calendar months thereafter until fully vested.  The RSUs were awarded pursuant to the 2014 Plan and an award agreement thereunder.

Mr. Noonan’s employment may be terminated at any time and for any reason upon at least 30 days advance written notice of such termination.

Julie Mar-Spinola’s Employment Agreement

On March 25, 2015, we appointed Julie Mar-Spinola as our Chief Intellectual Property Officer. We had previously entered into the entered into the 2014 Mar-Spinola Employment Agreement on January 19, 2014 when Ms. Mar-Spinola was originally hired as Vice President, Legal Operations. The 2014 Mar-Spinola Employment Agreement provides for a base salary of $350,000 per year, subject to adjustment.  During the term of the 2014 Mar-Spinola Employment Agreement, Ms. Mar-Spinola will also be eligible to receive an annual bonus in the amount of $50,000, subject to adjustment on an annual basis, based upon her individual performance and the overall progress of the Company. However, Ms. Mar-Spinola will also be eligible to participate in our 2014 Plan, the 2017 Executive Incentive Compensation Plan and other benefit plans.

Prior to the 2014 Mar-Spinola Employment Agreement, on July 10, 2014, the Company awarded Ms. Mar-Spinola 60,314 RSUs, in her capacity as Vice President, Legal Operations.  The RSUs are scheduled to vest over a three-year period, with one third vested on January 27, 2015, and an additional 8.33% of the RSUs vesting every three calendar months thereafter until fully vested.  The RSUs were awarded pursuant to the 2014 Plan and an award agreement thereunder.

Ms. Mar-Spinola is also eligible for additional annual equity grants equivalent to 25% of her base salary if individual performance targets are achieved and equity grants equivalent to another 25% of her base salary if company performance targets are achieved. The type of performance-based equity grants would be determined in the Company’s discretion and made pursuant to the Company’s 2014 Plan.

Ms. Mar-Spinola’s employment may be terminated at any time and for any reason upon at least 30 days advance written notice of such termination.

Potential Payments Upon Termination or Change-in-Control

Pursuant to the 2014 Plan, if we undergo a change in control and terminate the employment or service of any award recipient, including Messrs. Hartstein and Noonan and Ms. Mar-Spinola, for a reason other than cause, within two years of the change in control, then, subject to certain limitations, any awards made pursuant to the 2014 Plan become immediately fully vested and exercisable, any restrictions imposed on the award lapses and the recipient own it outright, and all performance goals are deemed met.  For Messrs. Hartstein and Noonan and Ms. Mar-Spinola, if the Company would have experienced a change in control as described above and Messrs. Hartstein and Noonan and Ms. Mar-Spinola would have been terminated within two years of such change in control, as of December 31, 2016, 77,025 options and 112,500 RSUs would have become immediately vested and exercisable for Mr. Hartstein, representing fair values of $104,750 and $272,250, respectively; 50,000 options and 43,333 RSUs would have become immediately vested and exercisable for Mr. Noonan, representing a fair value of $60,000 and $100,966, respectively; and 100,000 options and 5,027 RSUs would have become immediately vested and exercisable for Ms. Mar-Spinola, representing a fair value of $120,000 and $20,611, respectively.

Director and Officer Indemnification Arrangements

We have indemnification arrangements with members of our Board of Directors and our executive officers. These arrangements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  We also expect to maintain directors and officers liability insurance and may enter into similar indemnification agreements with future directors and executive officers.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Director Compensation

 The following table provides the compensation earned for the 2016 fiscal year for services rendered to us in all capacities, by our directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings Awards	All Other Compensation	Total
	($)(1)	($)(2)	($)(2)(3)	($)	($)	($)	($)
Eric Benhamou	$92,500	$—	$—	$—	$—	$—	$92,500

Daniel Chinn	$—	$—	$60,000	$—	$—	$—	$60,000

Glenn Daniel	$82,500	$—	$—	$—	$—	$—	$82,500

Harry Kellogg	$82,500	$—	$—	$—	$—	$—	$82,500

Alex Rogers	$—	$—	$—	$—	$—	$—	$—

Michael Southworth	$82,500	$—	$—	$—	$—	$—	$82,500

Gary Moore (4)	$—	$240,000	$—	$—	$—	$—	$240,000

(1)  Represents director fees paid to each of Messrs. Benhamou, Daniel, Kellogg and Southworth.

(2)  Represents the full grant date fair value of the stock award or option grant, as applicable, calculated in accordance with FASB ASC Topic 718 and FASB ASC 505, Equity-Based Payments to Non-employees. Our policy and assumptions made in the valuation of share-based payments are contained in Note 12 to our December 31, 2016 financial statements.  The value of stock awards presented in the Summary Compensation Table reflects the grant date fair value of the awards and does not correspond to the actual value that will be recognized by the director.

(3)  On May 4, 2016, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, awarded Mr. Chinn 50,000 options, which options vest over a three-year period, with one third vesting on May 4, 2017, and an additional 8.33% of the options vesting every three calendar months thereafter until fully vested.

(4)  On November 5, 2015 Gary Moore was awarded 600,000 restricted stock units (“RSUs”) under the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”), which award was conditional upon, among other things, obtaining stockholder approval to amend the 2014 Plan to increase the annual award limits under the 2014 Plan, which is currently 223,683 shares. On March 16, 2016, after determining that sufficient shares remained available for issuance under the 2014 Plan and determining to keep the annual limitation in place under the 2014 Plan, the Compensation Committee and the Board approved a revised award for Mr. Moore to fall within the annual limits of the 2014 Plan. This would involve annual grants of 200,000 RSUs for each of 2016, 2017 and 2018 with 100% vesting occurring on November 5th of the applicable year of grant.
Director Fees

Annual directors fees are payable to each of Messrs. Benhamou, Daniel, Kellogg and Southworth in the following amounts:

•
$65,000 annual director fee, payable in arrears in four equal quarterly installments on the last day of each fiscal quarter during which a director serves as a member of the Board; provided, however, that each such installment shall only be paid if such director served as such during the entire fiscal quarter with respect to which such installment is payable;

•	$17,500 annual fee to members of the audit committee, payable in arrears on the last day of each fiscal year during which such director served as a member of the Audit Committee; and
•	$10,000 annual fee to the Chairman of the audit committee, payable in arrears on the last day of each fiscal year during which such Chairman served as the Chairman of the Audit Committee.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2016, securities issued and securities available for future issuance under the 2014 Plan and 2013 Global Share Option Plan and Israeli Sub-Plan (“the 2013 Option Plan”) were as set forth below.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (2)
Equity compensation plans approved by security holders	1,414,972	$1.78	1,201,488
Equity compensation plans not approved by security holders	—	$—	—
Total	1,414,972	$1.78	1,201,488

(1)	Represents 185,268 RSUs and 1,229,704 options to purchase shares of common stock outstanding as of December 31, 2016 under the 2014 Plan and the 2013 Plan.
(2)	Securities available for future issuance under the 2014 Plan; no shares are available for future issuance under the 2013 Plan.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of our common stock as of April 24, 2017 by:

•	each person who is known by us to own beneficially more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or direct the disposition of such security. Under those regulations, the number of shares of common stock and percentages set forth opposite the name of each person and entity in the following table includes common stock underlying options held by that person or entity that are exercisable within 60 days after April 24, 2017, but excludes common stock underlying options held by any other person or entity. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as noted below, the address for each person listed in the following table is c/o Finjan Holdings, Inc., 2000 University Avenue, Suite 600, East Palo Alto, CA 94303.  Subject to applicable community property laws, we believe that all persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		% (1)
Daniel Chinn, Chairman	552,022	(2)	2.33%
Philip Hartstein, President & Chief Executive Officer	518,070	(3)	2.19%
Michael Noonan, Chief Financial Officer, Treasurer & Secretary	91,001	(4)	*
Julie Mar-Spinola, Chief Intellectual Property Officer	67,492	(5)	*
Eric Benhamou, Director	640,072	(6)	2.76%
Glenn Daniel, Director	22,354		*
Harry Kellogg, Director	22,354		*
Michael Southworth, Director	22,354		*
Alex Rogers, Director	0	(7)	0%
Gary Moore, Director	200,000		*
All directors and executive officers as a group (10 persons) (8)	2,335,719		9.64%
BCPI I, L.P. 2480 Sand Hill Road Menlo Park, CA 94025	5,216,610	(9)	22.52%
Israel Seed IV, L.P. 309 Queensgate House South Church Street Georgetown, Grand Cayman, Cayman Islands	4,092,207	(10)	17.67%
HarbourVest International Private Equity Partners IV-Direct Fund L.P. c/o HarbourVest Partners LLC One Financial Center, 44th Floor Boston, MA 02111	4,303,435	(11)	18.58%
Cisco Systems, Inc. 170 W. Tasman Drive San Jose, CA 95134	1,688,429	(12)	7.29%
Star Bird Holdings Limited c/o BWCI Group, Albert House, South Esplanade, St Peter Port Guernsey GY1 3BY	1,461,933	(13)	6.31%

*Less than 1%

(1)	Percentages are based on 23,159,844 shares of common stock issued and outstanding as of April 24, 2017.
(2)
Represents options to purchase 535,355 shares of common stock issuable under stock options exercisable for $1.6559 per share and 16,667 shares of common stock issuable under stock options exercisable for $1.20 per share, within 60 days after April 24, 2017.

(3)
Includes 432,403 shares of common stock issuable under stock options exercisable for $1.6559 per share and 16,667 shares of common stock issuable under stock options exercisable for $1.20 per share, within 60 days after April 24, 2017.

(4)
Represents 10,833 shares of common stock underlying restricted stock units and 16,667 shares of common stock issuable under stock options exercisable for $1.20 per share, within 60 days after April 24, 2017.

(5)	Represents 33,333 shares of common stock issuable under stock options exercisable for $1.20 per share, within 60 days after April 24, 2017.
(6)	Includes 617,718 shares of common stock held by Benhamou Global Ventures LLC, with respect to which Eric Benhamou has sole voting and dispositive power.
(7)
Excludes the 4,303,435 shares held by HarbourVest International Private Equity Partners IV-Direct Fund L.P.  Alex Rogers is an employee of HarbourVest Partners Partners LLC, the Managing Member of HIPEP IV Direct Associates LLC, which is the General Partner of HarbourVest International Private Equity Partners IV-Direct Fund L.P.  Mr. Rogers does not have voting power or dispositive power with respect to shares held by HarbourVest International Private Equity Partners IV-Direct Fund L.P. and disclaims beneficial ownership of the shares held by HarbourVest International Private Equity Partners IV-Direct Fund.

(8)	Includes 10,833 shares of common stock underlying restricted stock units and 1,051,092 shares of common stock issuable under stock options exercisable within 60 days after April 24, 2017.
(9)
Represents 5,216,610 shares of common stock held by BCPI I, L.P. (“BCPI I”) for itself and as nominee for BCPI Founders’ Fund I, L.P. (“BCPI FF”) and for other individuals and entities.  BCPI Partners I, L.P. (“BCPI GP”), the general partner of both BCPI I and BCPI FF, may be deemed to have sole power to vote and dispose of these shares, BCPI Corporation (“BCPI Corp.”), the general partner of BCPI GP, may be deemed to have sole power to vote and dispose of these shares, and Michael Eisenberg (“Eisenberg”) and Arad Naveh (“Naveh”), the directors of BCPI Corp., may be deemed to have shared power to vote and dispose of these shares.  The foregoing information is based solely upon information contained in the Schedule 13D filed by BCPI I, BCPI GP, BCPI Corp., Eisenberg and Naveh on February 14, 2017.

(10)
Represents 4,092,207 shares of common stock held by Israel Seed IV, L.P. (“Israel Seed”), the general partner of which is Israel Venture Partners 2000 Limited (“Israel Venture”).  Neil Cohen (“Cohen”), Jonathan Medved and Michael Eisenberg are the current members of Israel Venture.  However, Neil Cohen is the managing member of Israel Venture and, in his capacity as such, has voting and dispositive power with respect to securities beneficially owned by Israel Venture.  Both Israel Venture and Cohen have disclaimed beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.  The foregoing information is based solely upon information contained in the Form 4 filed by Israel Seed on April 20, 2017.

(11)
Voting and investment power over the securities owned directly by HarbourVest International Private Equity Partners IV-Direct Fund L.P. (“HarbourVest Direct”) is exercised by the Investment Committee of HarbourVest Partners, LLC, (“HarbourVest Partners”) which is the Managing Member of HIPEP IV-Direct Associates LLC (“HarbourVest Associates”), which is the General Partner of HarbourVest Direct.  Based solely upon the Schedule 13G filed by HarbourVest Direct, HarbourVest Associates and HarbourVest Partners, each of HarbourVest  Direct, HarbourVest Associates and HarbourVest Partners shares voting and dispositive power with respect to the shares of common stock held by HarbourVest Direct.  The foregoing information is based solely upon information contained in the Schedule 13D filed by HarbourVest Direct, HarbourVest Associates and HarbourVest Partners on June 13, 2013.

(12)	The foregoing information is based solely upon information contained in the Schedule 13G/A filed by Cisco Systems, Inc. on February 6, 2017.
(13)
BWCI Pension Trustees Limited (“PTL”) and BWCI Trust Company Limited (“CTL”), as the Corporate Directors of Star Bird Holdings Limited (“STAR”), manage various investments of STAR, including STAR’s investments in the Company. Each of PTL and CTL has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock that STAR may be deemed to beneficially own. As a result, STAR, PTL and CTL may be deemed to constitute a “group” within the meaning of the provisions of Rule 13d-3 of the Exchange Act, with respect to STAR’s investment in the Company. PTL and CTL own directly no shares of common stock of the Company.  Each of PTL and CTL have disclaimed beneficial ownership of any securities owned by STAR.  The foregoing information is based solely upon information contained in the Schedule 13G filed by STAR, PTL and CT2 on June 18, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2016, there has not been, nor is there currently planned, any transaction or series of similar transactions in which we were or are a participant and the amount involved exceeds $120,000, and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest, other than the transactions described below and the compensatory transactions described elsewhere in this filing.

Services

Finjan, Inc. has obtained, and we expect to continue to obtain, legal services from Tulchinsky Stern Marciano Cohen Levitski & Co. (the “Firm”), a law firm in which Daniel Chinn, a member of our Board of Directors and a current director is a partner.  The Company incurred legal fees due to such law firm of approximately $228,000 during the year ended December 31, 2016, for services provided by the Firm, which includes making Mr. Chinn’s time available to us.   Pursuant to an engagement letter, dated February 10, 2015 between the Company and the Firm, the Company will continue to retain the Firm pursuant a retainer of $12,500 per month, in addition to any hourly billing rates that may be applicable, as well as $100,000 annual bonus retainer at the discretion of the Company.

The Company entered into a Services Agreement, effective as of January 22, 2015, with IR Smartt Inc., a Texas corporation, pursuant to which the Company agreed to pay IR Smartt a total of $22,000 for social media and investor related services during the year ended December 31, 2016.  Mr. Noonan, the Company’s Chief Financial Officer, holds a 50% interest in IR Smartt. This service agreement was terminated on June 30, 2016.

Related Party Transactions Policy

On October 7, 2013, the Board of Directors adopted a written Related Party Transactions Policy pursuant to which all related party transactions are required to be reviewed and approved.  The policies and procedures are intended to work in conjunction with the Company’s Code of Business Conduct and Ethics, which addresses general conflicts of interest.

For purposes of the policy, a “related party transaction” is, subject to certain limited exceptions, any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which we are a participant, the Related Person (defined below) had, has or will have a direct or indirect material interest. “Related Person” includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is known to be a beneficial owner of more than 5% of our voting securities; (c) any immediate family member or person (other than a tenant or employee) sharing the household of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a general partner, principal or is in a similar position, or in which such person, together with all other “Related Persons,” have in the aggregate 10% or greater beneficial ownership interest.

The policy calls for the Chief Financial Officer, the Audit Committee or the Chair of the Audit Committee, as applicable and in accordance with the Related Party Transaction Policy, to review each related person transaction and determine (in consultation with outside legal counsel if necessary) whether it will approve or ratify that transaction after considering the facts and circumstances of the transaction.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements for the year ended December 31, 2016 have been audited by Marcum LLP, who served as our independent registered public accounting firm for the last four fiscal years. The Audit Committee has appointed Marcum LLP to serve as our independent registered public accounting firm for the year ending December 31, 2017. We have been advised by Marcum LLP that representatives of Marcum LLP will be present at our 2017 Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board of Directors is submitting the appointment of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Marcum LLP, the Audit Committee may reconsider the appointment and may retain Marcum LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

Vote Required

The ratification of the appointment of Marcum LLP requires the approval of a majority of the votes present in person or by proxy and entitled to vote at the 2017 Annual Meeting of Stockholders. For purposes of the vote on this proposal, abstentions will have the same effect as a vote “against” the proposal and broker non-votes are not deemed to be a “vote cast” and, therefore, will not affect the outcome of the proposal.

Disclosure of Marcum LLP Fees for the Years Ended December 31, 2016 and 2015.

The following table sets forth the fees that the Company was billed or is expected to be billed by Marcum LLP, our independent registered public accountants, for fiscal years 2016 and 2015.

	2016	2015
Audit Fees (1)	$139,184	$137,383
Audit-Related Fees (2)	$—	$29,763
Tax Fees (3)	$—	$—
All Other Fees	$—	$—

Total	$139,184	$167,146

(1)
Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)
Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence.

(3)	Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning for the Company.

 Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a “de minimis” exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairman of the Audit Committee may pre-approve such services. The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee Pre-Approval & Hiring Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit Committee Pre-Approval & Hiring Policy, which the Audit Committee will review and reassess periodically, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $25,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Messrs. Benhamou, Daniel and Southworth. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our financial statements.  Management has primary responsibility for preparing our financial statements and establishing effective internal controls over financial reporting. Marcum LLP is responsible for auditing those financial statements and expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles established in the United States (GAAP).

 In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the fiscal year 2016 with our management and representatives of Marcum LLP. Management represented to the Audit Committee that our financial statements for the past fiscal year were prepared in accordance with GAAP. The Audit Committee also discussed with management and with Marcum LLP the evaluation of our internal controls and the effectiveness of our internal control over financial reporting, as, and to the extent, required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with Marcum LLP the matters required to be discussed by PCAOB Audit Standard No. 16. The Audit Committee has received both the written disclosures and the letter from Marcum LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP the independence of Marcum LLP from us. The Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by Marcum LLP are compatible with maintaining the independence of Marcum LLP from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for fiscal year 2016 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors
Eric Benhamou (Chairman) Glenn Daniel Michael Southworth

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PROPOSAL 4
APPROVAL OF FINJAN HOLDINGS, INC.
AMENDED AND RESTATED 2014 INCENTIVE COMPENSATION PLAN

We are requesting that our stockholders vote in favor of adopting the Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan (referred to in this proposal as the “Restated 2014 Plan” or the “Plan”) attached as Annex A. The original 2014 Incentive Compensation Plan (“Original 2014 Plan”) was adopted on January 23, 2014 by our Board of Directors and approved by our stockholders on July 10, 2014. The Restated 2014 Plan was adopted by our Board of Directors on March 22, 2017, subject to approval by our stockholders.  If our stockholders approve the Restated 2014 Plan, it will become effective on June 21, 2017, the date of the 2017 Annual Meeting of Stockholders. If stockholders approve the Restated 2014 Plan at the Annual Meeting, the primary results of such approval are (i) the increase in the shares available for issuance under the Restated 2014 Plan by 1,000,000 shares and (ii) the addition of an “evergreen” feature which provides for the annual replenishment of shares to the Restated 2014 Plan share reserve without stockholder approval. The description of certain key features of the Restated 2014 Plan is subject to the specific provisions in the full text of the Restated 2014 Plan, which is attached as Annex A to this Proxy Statement.

The approval of the Restated 2014 Plan is important for many reasons.  Among other things, stockholder approval of the Restated 2014 Plan is necessary in order for us to be able to grant performance-based awards that qualify for the exception to the deductibility limit set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Purposes and Eligibility

The purpose of the Plan is to assist us with attracting and retaining exceptionally qualified officers, employees, consultants and directors upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate such persons to achieve our long-term goals and to more closely align such persons’ interests with those of our stockholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors are eligible to participate in the Restated 2014 Plan.

Shares Authorized for Issuance

Under the Restated 2014 Plan, 4,686,368 shares of our common stock (“Common Stock”) are authorized for initial issuance (which includes shares rolled over from the 2013 Option Plan which has since terminated), of which 1,201,488 shares remain available for issuance prior to the authorized increase of 1,000,000 shares pursuant to this proposal.  Therefore, after approval of the Restated 2014 Plan, there will be 2,201,488 shares available for issuance under the Restated 2014 Plan. Except with respect to a stock appreciation right payable only in cash (in which case the number of available shares will not be reduced), the number of shares available under the Restated 2014 Plan will be reduced by the number of shares underlying such right (i.e., shares associated with a stock appreciation right reduce the number of shares available under the Restated 2014 Plan on a gross basis rather than a net basis) or any option.  Each share delivered pursuant to the Restated 2014 Plan in respect of an award other than a stock option or stock appreciation right will reduce the number of shares available under the Restated 2014 Plan by one share.  The Restated 2014 Plan provides that shares used to pay the exercise price or required tax withholding for an award under the Restated 2014 Plan will not be available for future awards under the Restated 2014 Plan.

Evergreen

The Restated 2014 Plan contains an “evergreen” provision, pursuant to which the number of shares of Common Stock reserved for issuance under the Restated 2014 Plan will increase on the first day of each of our fiscal years beginning in 2018, by a number of shares equal to 5.0% of our outstanding shares of Common Stock as of the end of our immediately preceding fiscal year; provided, however, that our Board of Directors may take action prior to any increase to provide that there will be no increase in the shares reserved for issuance under the Restated 2014 Plan for the subsequent fiscal year, or to provide for a smaller increase in the shares reserved for issuance under the Restated 2014 Plan for the subsequent fiscal year.

Administration and Types of Awards

The Restated 2014 Plan is administered by the Compensation Committee of our Board of Directors, which interprets the Restated 2014 Plan and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions applicable to, awards.

The Restated 2014 Plan allows us to grant the following types of awards:

- options (non-qualified and incentive stock options);	- deferred stock;
- stock appreciation rights, or SARs;	- performance units;
- restricted stock;	- annual incentive awards; and
- restricted stock units;	- substitute awards.

Stock Options.  Options may be granted by the Compensation Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the Restated 2014 Plan). The exercise price for all stock options granted under the Restated 2014 Plan will be determined by the Compensation Committee, except that no stock options can be granted with an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. Further, stockholders who own greater than 10% of our voting stock will not be granted incentive stock options that have an exercise price less than 110% of the fair market value of our common stock on the date of grant.

The term of all stock options granted under the Restated 2014 Plan will be determined by the Compensation Committee generally not to exceed 10 years, and the term of an incentive stock option may not exceed 10 years (five years for incentive stock options granted to stockholders who own greater than 10% of our voting stock).  No incentive stock option may be granted to an optionee which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that optionee, would have an aggregate fair market value in excess of $100,000. In the event an optionee is awarded incentive stock options in excess of $100,000 during the same year, such excess will be treated as non-qualified stock options.  Each option gives the participant the right to receive a number of shares of Common Stock upon exercise of the option and payment of the exercise price. The exercise price may be paid in cash (including cash obtained through a broker selling the share acquired on exercise) personal check, wire transfer or, if approved by the Compensation Committee, shares of Common Stock or restricted Common Stock.

The Restated 2014 Plan prohibits the repricing of stock options.  For this purpose, whether an action constitutes “repricing” is determined based on generally applicable accounting principles.  The Restated 2014 Plan provides that dividend equivalents will not be payable with respect to stock options.

Stock Appreciation Rights or SARs.  All SARs may be granted on a stand-alone basis (i.e., not in conjunction with stock options granted under the Restated 2014 Plan) or on a tandem basis. SARs are subject to the terms and conditions, including vesting conditions, set by the Compensation Committee. A SAR granted under the Restated 2014 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price, known as the strike price, fixed by the Compensation Committee, which will not be less than 100% of the fair market value of the Common Stock on the grant date of the SAR. Payment may be made in cash, shares of Common Stock, or other property, in any combination as determined by the Compensation Committee.  The Restated 2014 Plan prohibits the repricing of SARs (as described in the Stock Options section above).  The Restated 2014 Plan provides that dividend equivalents will not be payable with respect to SARs.

Restricted Stock and Restricted Stock Units.  Restricted stock is Common Stock that is forfeitable until the restrictions lapse. Restricted stock units are rights granted as an award to receive shares of Common Stock, conditioned upon the satisfaction of restrictions imposed by the Compensation Committee. The Compensation Committee will determine the restrictions for each award and the purchase price, if any, in the case of restricted stock.  Restrictions on the restricted stock and restricted stock units may include time-based restrictions, the achievement of specific performance goals or, in the case of restricted stock units, the occurrence of a specific event.  Participants do not have voting rights in restricted stock units, but participants’ restricted stock units may be credited with dividend equivalents to the extent dividends are paid or distributions are made prior to settlement thereof. If the performance goals are not achieved or the restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock and/or restricted stock units.

Deferred Stock.  Deferred stock is the right to receive shares of Common Stock at the end of a specified deferral period.  The Compensation Committee will determine the number of shares and terms and conditions for each deferred stock award, and whether such deferred stock will be acquired upon the lapse of restrictions on restricted stock or restricted stock units.  Participants do not have voting rights in deferred stock, but participants’ deferred stock may be credited with dividend equivalents to the extent dividends are paid or distributions made during the deferral period.

Performance Units.  Performance units are any grant of (1) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the achievement of certain performance goals specified by the Compensation Committee, or (2) a unit valued by reference to a designated amount of property.  Performance units may be paid in cash, shares of Common Stock or restricted stock units. The Compensation Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met.  If the performance goals are not attained during the performance period specified in the award agreement, the participant will forfeit all of his or her performance units.

Annual Incentive Awards.  The Restated 2014 Plan includes annual incentive awards. The Compensation Committee will determine the amounts and terms of all annual incentive awards, including performance goals, which may be weighted for different factors and measures. In the case of annual incentive awards intended to satisfy Section 162(m) of the Code (“Section 162(m)”), the Compensation Committee will designate individuals eligible for annual incentive awards within the first 90 days of the year for which the annual incentive award will apply and will certify attainment of performance goals within 60 days following the end of each year.  In addition, the Compensation Committee will establish the threshold, target and maximum annual incentive award opportunities for each participant.  Annual incentive awards may be paid in cash, shares of Common Stock, restricted stock, options or any other award under the Restated 2014 Plan.

Substitute Awards.  Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines.

Performance-Based Compensation

The objective performance criteria for awards (other than stock options and SARs) granted under the Restated 2014 Plan that are designed to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) and are to be based on one or more of the following measures:

•	Earnings (either in the aggregate or on a per-share basis);	•	Operating and maintenance cost management and employee productivity;

•	Net income or loss (either in the aggregate or on a per-share basis);	•	Share price or total shareholder return (including return on assets, investments, equity, or sales);

•	Operating profit;	•	Return on assets, equity, or sales;

•	Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);	•	Share price (including growth measures and total shareholder return or attainment by our common stock of a specified value for a specified period of time);

•	Growth or rate of growth in cash flow;	•	Growth or rate of growth in return measures;

•	Cash flow provided by operations (either in the aggregate or on a per-share basis);	•	Debt ratings, debt leverage and debt service.

•	Free cash flow (either in the aggregate on a per-share basis);	•
Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

•	Costs;

•	Gross or net revenues;	•	Achievement of business or operational goals such as market share and/or business development; or

•	Reductions in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more business segments;
     In any calendar year, no participant may be granted awards for options or SARs that exceed, in the aggregate, 223,683 underlying shares of Common Stock. In any calendar year, no participant may be granted awards for restricted stock, deferred stock, restricted stock units or performance units (or any other award other than options or SARs which is determined by reference to the value of shares or appreciation in the value of shares) that exceed, in the aggregate, 223,683 underlying shares of Common Stock.  No participant may be granted a cash award for any calendar year, the maximum payout for which would exceed $1.0 million.  No participant may be granted a cash award for a performance period of more than one year, the maximum payout for which would exceed $3.0 million.  These limits are higher than we expect to be needed for awards under the Restated 2014 Plan, and are included in the Restated 2014 Plan to comply with the requirements for deductibility of awards subject to Section 162(m).

Change in Control

Unless provided otherwise in an award agreement, a participant’s awards will become vested, the relevant restrictions will lapse and the relevant performance goals will be deemed to be met upon the involuntary termination of such participant’s employment or service without cause during the two-year period following the occurrence of a change in control.  In addition, the Compensation Committee may, in order to maintain a participant’s rights in the event of any change in control of our company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award.  Furthermore, the Compensation Committee may cancel any outstanding unexercised options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is greater than the fair market value of the Common Stock as of the date of the change in control.  Under the Restated 2014 Plan, the Compensation Committee will also have the ability to cash out any options or SARs (whether or not vested) that have an exercise price or strike price, as applicable, that is less than the fair market value of our common stock as of the date of the change in control. If the Compensation Committee determines that such an award should be cashed-out, the participant will receive the lesser of the fair market value of a share of our common stock on the date of the change in control or the price paid per share in the transaction that constitutes the change in control.

For purposes of the Restated 2014 Plan, a “change in control” occurs when (1) any corporation, person or other entity, including a group, becomes the beneficial owner of more than 50% of our then-outstanding Common Stock, (2) we are consolidated or merged with or into another corporation other than a majority-owned subsidiary (unless the Board of Directors determines in good faith that such merger is an acquisition by us of a target that is larger than us), or we sell, lease, exchange, or otherwise transfer at least eighty-five percent (85%) of our assets, provided, that, following such a transaction, the members of the Board prior to such transaction no longer constitute a majority of the board surviving after such transaction, (3) we consummate a plan of liquidation of the Company, or (4) within any 12-month period a majority of our Board of Director positions are no longer held by (a) individuals who were members of the Board of Directors at the beginning of such 12-month period (the “Initial Board Members”) and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest).  With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A-compliant, definition of “change in control” applies.

For purposes of the Restated 2014 Plan, “cause” means (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, to which a participant is subject; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; or (h) neglect or misconduct in the performance of a participant’s duties and responsibilities, provided that he or she does not cure such neglect or misconduct within ten (10) days after the we give written notice of such neglect or misconduct to such participant.  However, if a participant is subject to an employment agreement with us that contains a different definition of “cause,” the definition contained in the employment agreement will control.

Termination of Employment or Service

With respect to stock options and SARs granted pursuant to an award agreement, unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service due to his or her death or disability, such participant’s stock options or SARs will vest and remain exercisable until one year after such termination (but not beyond the original term of the option), and thereafter will be cancelled and forfeited to us.  Unless the applicable award agreement provides otherwise, in the event of a participant’s termination of employment or service by the participant without cause, such participant’s vested stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 90 days after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us.  Unless the applicable award agreement provides otherwise, in the event of a participant’s voluntary termination of employment or service (and not due to such participant’s death, disability or retirement), such participant’s stock options or SARs (to the extent exercisable at the time of such termination) will remain exercisable until 30 days after such termination (but not beyond the original term of the option) and thereafter will be cancelled and forfeited to us.  In the event of a participant’s termination of employment or service for cause, such participant’s outstanding stock options or SARs will immediately be cancelled and forfeited to us.

Unless the applicable award agreement provides otherwise, (1) with respect to restricted stock, in the event of a participant’s termination of employment or service for any reason other than death or disability, all unvested shares will be forfeited to us, and (2) upon termination because of death or disability, all unvested shares of restricted stock will immediately vest.

Amendment and Termination

The Restated 2014 Plan may be terminated by our Board of Directors. Awards granted before the termination of the Restated 2014 Plan may extend beyond such termination in accordance with their terms. The Compensation Committee is permitted to amend the Restated 2014 Plan or the terms and conditions of outstanding awards, including to extend the exercise period and accelerate the vesting schedule of such awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the applicable participant’s written consent (except (a) to the extent such amendment relates to the adoption of a new law or regulation where such amendment is necessary or advisable to carry out the purpose of the award, (b) as permitted by the award agreement, or (c) in the case of a termination of the award in compliance with the requirements of Section 409A of the Code), and no such action or amendment may violate rules under Section 409A of the Code regarding the form and timing of payment of deferred compensation. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NASDAQ Capital Market.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the Restated 2014 Plan are not transferable except by will or the laws of descent and distribution. The Compensation Committee will have sole discretion to permit the transfer of an award to certain family members specified in the Restated 2014 Plan.

Adjustments

In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects our common stock such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Restated 2014 Plan, the Compensation Committee will (among other actions and subject to certain exceptions) adjust the number and type of shares available under the Restated 2014 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

Federal Tax Consequences

The following summary is based on U.S. federal income tax laws in effect as of January 1, 2017. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.  If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Options.  The grant of stock options under the Restated 2014 Plan will not result in taxable income to the recipient of the option or an income tax deduction for the Company. However, the transfer of Common Stock to an option holder upon exercise of his or her options may or may not give rise to taxable income to the option holder and tax deductions for the Company, depending upon whether the options are “incentive stock options” or non-qualified options.

The exercise of a non-qualified option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of Common Stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the date of such exercise will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

In general, the exercise of an incentive stock option is exempt from income tax (although not from the alternative minimum tax) and does not result in a tax deduction for the Company if the holder has been an employee of ours at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability).  If the holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options.  If the option holder disposes of the shares purchased more than two years after the incentive stock option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as “disqualifying dispositions”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition of the shares would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the option holder.

Stock Appreciation Rights.  The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company.  Upon exercise of an SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any Common Stock received are taxable to the participant as ordinary income and such amount will be deductible by the Company.

Restricted Stock.  Unless an election is made by the recipient under Section 83(b) of the Code, a participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture.  Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse, less any amount paid with respect to the award of restricted stock.  The recipient’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The recipient’s holding period will commence on the date on which the restrictions lapse.

As indicated above, a participant may elect, under Section 83(b) of the Code, to recognize taxable ordinary income upon the award date of restricted stock (rather than being taxed as described above) based on the fair market value of the shares of Common Stock subject to the award on the date of the award.  If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse.  Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the taxable year in which that participant recognizes that ordinary income.

Deferred Stock.  The granting of deferred stock generally should not result in taxable ordinary income to the recipient of a deferred stock, or a tax deduction for the Company. The payment or settlement of deferred stock should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by the Company. Rules relating to the timing of payment of deferred compensation under Section 409A of the Code are applicable to deferred stock and any violation of Section 409A of the Code may result in potential acceleration of income taxation, as well as interest and tax penalties to the participant.

Other Awards.  The granting of restricted stock units, performance units or an annual incentive award generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company.  The payment or settlement of these awards should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid or the then-current fair market value of the shares of Common Stock received, and a corresponding tax deduction by the Company.  If the award consists of shares of Common Stock that are not transferable and are subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards described above, assuming that such award is payable upon the lapse of the restrictions. If the award consists of unrestricted shares of Common Stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

Section 162(m) of the Code.  Under Section 162(m) of the Code, we may be limited as to Federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our Chief Executive Officer or any one of our other three highest paid executive officers who are employed by the Company on the last day of our taxable year. However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our stockholders, is not subject to this deduction limitation.

Section 280G of the Code.  Under certain circumstances, accelerated vesting, exercise or payment of awards under the Restated 2014 Plan in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code.  To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the amount of the excess parachute payment.  The Restated 2014 Plan provides for an automatic reduction of a participant’s awards under the Restated 2014 Plan to the extent that an award would result in any excess parachute payment that would trigger such an excise tax.  However, if the participant would net a greater amount if the automatic reduction did not apply and the participant paid his or her applicable ordinary and excise taxes on such amount, then such reduction shall not apply.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE FINJAN HOLDINGS, INC. AMENDED AND RESTATED 2014 INCENTIVE COMPENSATION PLAN, ATTACHED AS ANNEX A.

Vote Required

The approval of the Finjan Holdings, Inc. 2014 Amended and Restated Incentive Compensation Plan requires a majority of the votes present in person or by proxy and entitled to vote at the 2017 Annual Meeting of Stockholders. For purposes of the vote on this proposal, abstentions will have the same effect as a vote “against” the proposal and broker non-votes will have no effect on the outcome of the proposal.

FINJAN HOLDINGS, INC.
 2000 University Avenue, Suite 600
 East Palo Alto, CA 94303

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Why am I receiving this proxy statement?

You are receiving this proxy statement and the accompanying proxy card because you were the record holder of shares of common stock of Finjan Holdings, Inc. as of the close of business on April 24, 2017. This proxy statement contains information related to the solicitation of proxies for use at our 2017 Annual Meeting of Stockholders, to be held at 9:00 a.m., Pacific Daylight Time, on Wednesday, June 21, 2017 at our principal executive offices at 2000 University Avenue, Suite 600, East Palo Alto, CA 94303, for the purposes stated in the accompanying Notice of 2017 Annual Meeting of Stockholders. This solicitation is made by Finjan Holdings, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us,” “Finjan,” and the “Company” refer to Finjan Holdings, Inc. This proxy statement, the enclosed proxy card and our 2016 annual report to stockholders are first being mailed to stockholders beginning on or about April 28, 2017.

What information is presented in this proxy statement?

The information contained in this proxy statement relates to the proposals to be voted on at the 2017 Annual Meeting of Stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ending December 31, 2017, and other required information.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on April 24, 2017, the record date for the 2017 Annual Meeting of Stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

When you vote by signing and returning the proxy card, you appoint Philip Hartstein and Michael Noonan as your representatives to vote your common stock at the annual meeting. Messrs. Hartstein and Noonan, or either of them, will vote your common stock as you instruct on your proxy card. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by signing and returning your proxy card in advance.

Who can attend the annual meeting?

If you are a holder of our common stock at the close of business on April 24, 2017, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record ( i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the 2017 Annual Meeting of Stockholders, contact Investor Relations at (650) 282-3228.

 What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by completing and returning the accompanying proxy card, by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. You may also vote by attending the meeting and voting in person.

If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction form to your broker or nominee or submit voting instructions by the internet or by telephone to your broker or nominee as indicated on the voting instruction form. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a legal proxy from your broker to vote at the annual meeting.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return your signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote “FOR” the election of all nominees for our Board of Directors named in this proxy statement, “FOR” the  the approval of the Amended and Restated 2014 Incentive Compensation Plan, "FOR" the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the 2017 fiscal year and, “FOR” the advisory vote on executive compensation.

In the election of directors, you may either vote “FOR” all the nominees or to “WITHHOLD” your vote with respect to one or more of the nominees. Regarding the approval of the Amended and Restated 2014 Incentive Compensation Plan, the ratification of our independent registered public accounting firm, and approval of the advisory vote on executive compensation, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are considered present and entitled to vote and, therefore, are included for purposes of determining whether a quorum is present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Under the General Corporation Law of the State of Delaware, a broker “non-vote” is not deemed to be a “vote cast” and, therefore, will not affect the outcome of the election of directors. In addition, a broker “non-vote” is not considered “entitled to vote” and, therefore, is not included in the tabulation of the voting results for the proposal regarding ratification of our independent registered public accounting firm.

The approval of the Amended and Restated 2014 Incentive Compensation Plan (Proposal Four), the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal Three), and the approval of the advisory vote on executive compensation (Proposal Two), each is considered routine under applicable rules. A broker, trustee or nominee holding shares generally may use its discretion to vote on routine matters, so there should not be any broker non-votes in connection with Proposals Two, Three and Four. The election of nominees for our Board of Directors (Proposal One) is considered a non-routine matter under applicable rules. A broker or other agent cannot vote without instructions on non-routine matters, so there may be broker non-votes on Proposal One.

If you submit a properly executed proxy card, you will be counted as present at the meeting, including for purposes of establishing a quorum, even if you withhold your vote with respect to one or more director nominees or abstain from voting on any or all of the proposals to be considered at the meeting.  Abstentions marked on a proxy card will have the same effect as a vote “against” the proposal regarding the approval of the Amended and Restated 2014 Incentive Compensation Plan, the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2017, and the approval of the advisory vote on executive compensation.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

If you do not provide a proxy or vote your shares of common stock held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for routine matters even if you do not provide the broker with voting instructions. The approval of the Amended and Restated 2014 Incentive Compensation Plan, the ratification of Marcum LLP as our independent registered public accounting firm for fiscal year 2017, and the approval of the advisory vote on executive compensation are considered routine matters. Your broker may not vote your shares for non-routine matters if you do not provide the broker with voting instructions.

May I change my vote after I return my proxy card?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail or (ii) delivering instructions to the Chief Financial Officer at our principal executive offices located at 2000 University Avenue, Suite 600, East Palo Alto, CA 94303. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of a majority of the voting power of the shares of common stock outstanding and entitled to vote on April 24, 2017 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of April 24, 2017, there were 23,159,844 shares of common stock outstanding.

How many votes are needed to approve each of the proposals?

Directors are elected by a plurality of the votes cast. Therefore, the two nominees for election to the Board who receive the most votes will be elected. Because there are no other candidates for election as directors other than the persons named in the enclosed proxy card and assuming each of those persons receives at least one vote, each of them will be elected.  Approval of the Amended and Restated 2014 Incentive Compensation Plan, the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2017, and the approval of the advisory vote on executive compensation will each require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, including preparation, assembly, printing and mailing of the proxy materials, the notices, and any additional materials furnished to stockholders. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

  What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our annual report, notice of annual meeting and proxy statement to your address. However, even if your broker has sent only one copy of these proxy materials, you should receive a proxy card for each stockholder in your household. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling Broadridge at 1-800-542-1061 if you are a stockholder of record. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or proxy statement, we will send a separate copy of the annual report or the proxy statement to you upon oral or written request. Such request can be made by contacting Investor Relations at 2000 University Avenue, Suite 600, East Palo Alto, CA 94303 or (650) 282-3228. Any stockholders sharing the same address and currently receiving multiple copies of the annual report and the proxy statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or our Investor Relations contact to participate in the householding program.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Daylight Time, at our principal executive offices at 2000 University Avenue, Suite 600, East Palo Alto, CA 94303, by contacting Investor Relations at (650) 282-3228. Such list shall be open to the examination of any stockholder, for any purpose germane to the annual meeting.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

OTHER MATTERS

Availability of Proxy Statement and Annual Report on Form 10-K

In addition to this proxy statement, we have provided without charge, to each person from whom a proxy is solicited, a copy of our annual report to stockholders for the fiscal year ended December 31, 2016, including our consolidated financial statements. You should not regard this annual report as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Wednesday, June 21, 2017:

The Proxy Statement and the 2016 Annual Report to Stockholders are available at:

www.proxyvote.com

Additionally, upon written request, we will provide you without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that we filed with the SEC. You should make your request in writing to:

Finjan Holdings, Inc.
 Attention: Investor Relations
 2000 University Avenue, Suite 600,
East Palo Alto, CA 94303

Other Matters to Come Before the 2017 Annual Meeting of Stockholders

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2018 Annual Meeting of Stockholders

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than 120 days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, which will be December 29, 2017 for our 2018 Annual Meeting of Stockholders.

Our bylaws include advance notice procedures and requirements for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors.  Stockholders desiring to nominate persons for election to our Board at, or to bring business before, the next annual meeting of stockholders other than business to be included in the Company’s proxy materials pursuant to Rule 14a-8, will be required to deliver written notice to our Secretary, at the principal executive offices of the Company, within the timeframe determined in accordance with the advance notice provisions more fully described under “Director Nominees - Stockholder Proposals and Recommendations of Director Nominees.”

* * * *

By Order of the Board of Directors
/s/ Philip Hartstein
Name: Philip Hartstein
Title: President and Chief Executive Officer
Palo Alto, California
April 28, 2017

Annex A
 Finjan Holdings, Inc.
Amended and Restated
2014 Incentive Compensation Plan
(As Amended and Restated June 21, 2017)

Finjan Holdings, Inc.

2014 Incentive Compensation Plan

Section 1.
Establishment, Purpose and Duration

1.1.           Effective Date and Purpose. Finjan Holdings, Inc., a Delaware corporation (the “Company”), hereby amends and restates the Finjan Holdings, Inc. 2014 Incentive Compensation Plan (the “Plan”) as of June 21, 2017, the date the Company’s shareholders approve the Amended and Restated Plan. The Company’s Board of Directors (the “Board”) approved the amendments and restatement on March 22, 2017. The original Effective Date of the Plan is July 10, 2014. The Plan is intended to assist the Company in attracting and retaining exceptionally qualified officers, employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend, to motivate such persons to achieve long-term Company goals and to more closely align such persons’ interests with those of the Company’s shareholders by providing them with a proprietary interest in the Company’s growth and performance.

1.2.           Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) ten (10) years from the Effective Date of the Plan. The termination of the Plan pursuant to this Section 1.2 shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.
Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1.           “Annual Incentive Award” means a performance bonus determined under Section 12.

2.2.           “Available Shares” has the meaning set forth in Section 4.1(a).

2.3.           “Award” means any Option (including a Non-Qualified Stock Option and an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Share, Dividend Equivalent or Annual Incentive Award.

2.4.           “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted hereunder between the Company and the Grantee.

2.5.           “Beneficiary” means the Person designated to receive Plan benefits, if any, following a Grantee’s death in accordance with Section 16.

2.6.           “Board” has the meaning set forth in Section 1.1.

2.7.           “Bonus Opportunity” means a Grantee’s threshold, target and maximum bonus opportunity for a Year, provided that such bonus opportunity shall be either (a) to the extent that the Grantee has entered into an Employment Agreement with the Company, the threshold, target and maximum bonus levels, if any, specified in such Employment Agreement for such Year based on the Grantee’s base salary in effect on the first day of such Year, or (b) if there is no Employment Agreement in effect between the Company and the Grantee as of the first day of such Year or if the Employment Agreement does not specify such bonus levels, the percentage of such Grantee’s base salary in effect on the first day of such Year (or such later date as such person is designated as a Grantee) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Grantee).

2.8.           “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between an Eligible Person and any Employer; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; or (h) neglect or misconduct in the performance of the Grantee’s duties and responsibilities, provided that he or she did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Grantee; provided, however, that in the event a Grantee is party to an Employment Agreement that contains a different definition of Cause, the definition of Cause contained in such Employment Agreement shall be controlling.

2.9.           “Change in Control” means the occurrence of any one or more of the following:  (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; (b) the consummation of the Company’s consolidation or merger with or into another corporation other than a majority-owned subsidiary of the Company, or the sale, lease, exchange, or other transfer of at least eighty-five percent (85%) of the Company’s assets, provided, that, following such a transaction, the members of the Board prior to such transaction no longer constitute a majority of the board surviving after such transaction; (c) the consummation of a plan of liquidation; or (d) within any period of 12 consecutive months, persons who were members of the Board immediately prior to such 12-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 12-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 12-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board. Notwithstanding the foregoing, (i) a Change in Control shall not occur with respect to a Deferred Compensation Award unless such Change in Control constitutes a “change in control event” (within the meaning of Treasury Regulations Section 1.409A-3(i)(5)) with respect to the Company, and (ii) in the event a merger or other event described in clause (a) of the foregoing sentence occurs but the Board determines in good faith that such merger or other event is an acquisition by the Company of a target larger than the Company, then no Change in Control shall be deemed to have occurred in connection with such merger or other event.

2.10.           “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings promulgated and in effect thereunder and to any successor provisions.

2.11.           “Committee”» has the meaning set forth in Section 3.1(a).

2.12.           “Common Stock” means common stock, par value $0.0001 per share, of the Company.

2.13.           “Company” has the meaning set forth in Section 1.1.

2.14.           “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is includable in income for federal income tax purposes, is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.15.           “Deferred Compensation Award” means an Award that is not exempt from Code Section 409A and, thus, could subject the applicable Grantee to adverse tax consequences under Code Section 409A.

2.16.           “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.17.           “Disability” means a mental or physical illness that entitles the Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders a Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary; provided, however, that the Grantee of a Deferred Compensation Award shall not be considered to have a Disability unless such Disability also constitutes a “disability” within the meaning of Treasury Regulations Section 1.409A-3(i)(4). Notwithstanding anything to the contrary in this Section 2.16, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense.

2.18.           “Dividend Equivalent” means any right to receive payments equal to dividends or property, if and when paid or distributed, on Shares or Restricted Stock Units.

2.19.           “Effective Date” has the meaning set forth in Section 1.1.

2.20.           “Eligible Person” means any (a) officer, employee of an Employer (including leased employees and co-employees with a professional employer organization), (b) non-employee director of the Company or (c) consultant engaged by an Employer.

2.21.           “Employer” means the Company or any Subsidiary.

2.22.           “Employment Agreement” means an employment agreement, offer letter, consulting agreement or other written agreement between an Employer and an Eligible Person which relates to the terms and conditions of such person’s employment or other services for an Employer.

2.23.           “Exchange Act” means the Securities Exchange Act of 1934 (and any successor thereto), as amended from time to time. References to a particular section of the Exchange Act include references to rules, regulations and rulings promulgated and in effect thereunder, and to any successors thereto.

2.24.           “Exercise Date” means the date the Grantee or other holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation required under the Plan and applicable Award Agreement or as  the Committee may otherwise specify.

2.25.           “Fair Market Value” means, as of any applicable date, (a) the closing sales price for one Share on such date as reported on the market system or stock exchange on which the Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (i) use one of the methodologies permitted under Treasury Regulations Section 1.409A-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (ii) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its shareholders or its creditors.

2.26.           “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.27.           “Grantee” means an Eligible Person who has been granted an Award.

2.28.           “Immediate Family” means, with respect to a Grantee, the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships.

2.29.           “Incentive Stock Option” means an option to purchase Shares that is granted under Section 6 and that is intended to meet the requirements of Code Section 422.

2.30.           “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.31.           “Non-Qualified Stock Option” means an option to purchase Shares that is granted under Section 6 and that is not intended to be an Incentive Stock Option.

2.32.           “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.33.           “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.34.           “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including, to the extent applicable, the special provision for options thereunder).

2.35.           “Performance Goal” means the objective and/or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than an Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target and maximum levels of achievement and, to the extent the Committee intends an Award (other than an Option, but including an Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures set forth in Section 4.4(a).

2.36.           “Performance Measure” has the meaning set forth in Section 4.4(a).

2.37.           “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

2.38.           “Performance Unit” means any grant pursuant to Section 11 of (a) a bonus consisting of cash or other property the amount and value of which, and/or the receipt of which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.39.           “Permitted Transferee” means, in respect of any Grantee, any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or similar entity of which all of the partners, members or shareholders are such Grantee or members of his or her Immediate Family.

2.40.           “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.41.           “Plan” has the meaning set forth in Section 1.1 and also includes any appendices and amendments hereto.

2.42.          “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.43.           “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee.

2.44.           “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) a restriction that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time, the satisfaction of performance criteria and/or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date, the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.45.           “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.46.           “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.47.           “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.48.           “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.49.           “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or Section 10.4(c), as applicable.

2.50.           “Share” means a share of Common Stock.

2.51.           “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date over (b) the Strike Price.

2.52.           “Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the applicable Award Agreement.

2.53.           “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Code Sections 414(b) and 414(c) if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2) and (3) and Treasury Regulations 1.414(c)-2.

2.54.           “Substitute Award” has the meaning set forth in Section 5.6.

2.55.           “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.56.           “Termination of Service” means: (a) with respect to awards other than Deferred Compensation Awards, the first day on which (i) an individual is for any reason no longer providing services to an Employer as an officer, employee, director or consultant or (ii) with respect to an individual who is an officer, employee or consultant to a Subsidiary, such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee who terminates services as an employee, but continues to provide services in the capacity of an officer, consultant or director immediately following such termination, has incurred a Termination of Service; or (b) with respect to Deferred Compensation Awards, a “separation from service” (within the meaning of Treasury Regulations Section 1.409A-1(h) occurs).

2.57.           “Year” means the calendar year.

Section 3.
Administration

3.1.           Committee.

(a)           Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board, unless otherwise determined by the Board (the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 and/or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom shall (i) be Section 16 Non-Employee Directors and/or (ii) qualify as “outside directors” within the meaning of Code Section 162(m), as applicable. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b)           Subject to Section 4.4(c), the Committee may delegate, to the fullest extent permitted under applicable law, to executive officers of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.  In addition, with respect to plan administration issues (and not with respect to issues directly related to Awards), to the fullest extent permitted by Delaware General Corporation Law, other federal or state law or regulation, or any stock exchange or automated quotation system on which the Shares may then be listed or quoted, the Committee may delegate to the Company or any officer thereof any or all of the authority of the Committee.  When the authority of the Committee has been properly delegated pursuant to this Section3.1(b), reference to the “Committee” herein shall be deemed to be references to such delegate (except where the context clearly indicates otherwise).

3.2.           Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a)           to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b)           to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award, including (in each case, based on such considerations as the Committee shall determine) conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, satisfaction of performance criteria or the occurrence of one or more events or conditions;

(c)           to determine the benefit (including any Bonus Opportunity) payable under any Award and to determine whether any performance, vesting or transfer conditions, including Performance Measures or Performance Goals, have been satisfied;

(d)           to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e)           to determine the Term of an Award, as applicable;

(f)           to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be paid and/or deferred, and the terms related thereto, when Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g)           to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may continue to vest and/or be exercised;

(h)           to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to Code Section 162(m) or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Section 162(m), Code Section 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(i)           to determine whether a Grantee has a Disability;

(j)           to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(k)           to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l)           without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or non-recurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(m)           to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(n)           to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(n), and Sections 5.5 and 15.2), to amend any such Award Agreement at any time;provided, however, that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new law or regulation, or a change in an existing law or regulation or interpretation thereof, (iii) to the extent the Award Agreement specifically permits amendment without consent, or (iv) to the extent such amendment is a termination that is intended to comply with Treasury Regulations Section 1.409A-3(j)(4)(ix);

(o)           to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards that may from time to time be exercised by a Grantee and requiring the Grantee to enter into restrictive covenants;

(p)           to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for Eligible Persons outside the United States with such provisions as are consistent with the principles of the Plan (but in compliance with local law) as may be suitable in other jurisdictions;

(q)           to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, any rules and regulations adopted hereunder, Award Agreements or any other instrument entered into or relating to an Award under the Plan; and

(r)           to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and shareholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.
Shares Subject to the Plan and Adjustments

4.1.           Number of Shares Available for Grants.

(a)           Subject to adjustment as provided in Section 4.2, the aggregate number of Shares which may be delivered under the Plan shall not exceed 4,686,368 (the “Available Shares”) of which 2,201,488 are the Remaining Available Shares (as defined below).
For purposes of this Section 4.1(a), (i) each Share underlying an Option or SAR shall reduce the number of Shares remaining available for delivery under the Plan (the “Remaining Available Shares”) by one (1) Share (provided, that an SAR that, by its terms, from and after the Grant Date thereof, is payable only in cash shall not reduce the number of Remaining Available Shares); and (ii) each Share delivered pursuant to an Award or Substitute Award (other than Shares delivered pursuant to an Award that reduced the number of Remaining Available Shares pursuant to clause (i) of this sentence) shall reduce the Remaining Available Shares by one (1) Share. Should all or a portion any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Award may again be subjected to an Award under the Plan and shall again be considered Remaining Available Shares.

  For the avoidance of doubt, Shares used to satisfy tax withholding obligations shall not again be considered Remaining Available Shares.  If any Award is settled in cash, the Shares subject to such Award that are not delivered shall again be considered Remaining Available Shares for purposes of the Plan to the extent (and in the amount) that the number of Remaining Available Shares was previously reduced as a result of the grant of such Award.

(b)          The number of Available Shares will automatically increase on January 1st of each year in an amount equal to 5% of the total number of shares of outstanding Common Stock on December 31st of the preceding calendar year. The Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Available Shares for such year or that the increase in the Available Shares for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(c)    The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

(d)           The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the cash payment of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

4.2.           Adjustments in Authorized Shares and Awards.

(a)           In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:  (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee; provided, however, that, in each case, with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a); provided, further, that unless determined otherwise by the Committee, the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)           Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that, after such adjustment, Awards continue not to be non-qualified deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to adverse tax consequences thereunder.)

4.3.           Compliance with Code Section 162(m).

(a)           Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, Sections 4.3 and 4.4 shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to any Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b)           Annual Individual Limitations. No Grantee may be granted Awards for Options or SARs with respect to a number of Shares in any one (1) Year exceeding 223,683 Shares. No Grantee may be granted Awards for Restricted Stock, Deferred Stock, Restricted Stock Units or Performance Units (or any other Award, other than Options or SARs, that is determined by reference to the value of Shares or appreciation in the value of Shares) with respect to a number of Shares in any one (1) Year exceeding 223,683  Shares. If an Award denominated in Shares is cancelled, the Shares subject to the cancelled Award continue to count against the maximum number of Shares that may be granted to a Grantee in any Year. All Shares specified in this Section 4.3(b) shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted a cash Award that would have a maximum payout, during any Year, exceeding $1,000,000.00. No Grantee may be granted a cash Award for a Performance Period of more than one (1) Year that would have a maximum payout, during the Performance Period, that would exceed $3,000,000.00.

4.4.           Performance Based Exception Under Code Section 162(m).

(a)           Performance Measures. Subject to Section 4.4(d), unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Section 4.4(a), for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective performance criteria shall be based upon one or more of the following (each, a “Performance Measure”):

(i)           Earnings (either in the aggregate or on a per-Share basis);

(ii)          Net income or loss (either in the aggregate or on a per-Share basis);

(iii)         Operating profit;

(iv)         Earnings before any or all of interest, tax, depreciation or amortization (actual and adjusted and either in the aggregate or on a per-Share basis);

(v)          Growth or rate of growth in cash flow;

(vi)         Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(vii)        Free cash flow (either in the aggregate on a per-Share basis);

(viii)       Costs;

(ix)          Gross or net revenues;

(x)           Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business segments;

(xi)          Operating and maintenance cost management and employee productivity;

(xii)         Share price or total shareholder return (including return on assets, investments, equity, or sales);

(xiii)        Return on assets, equity, or sales;

(xiv)        Growth or rate of growth in return measures;

(xv)         Share price (including growth measures and total shareholder return or attainment by Common Stock of a specified value for a specified period of time);

(xvi)        Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

(xvii)       Achievement of business or operational goals such as market share and/or business development;

(xviii)      Debt ratings, debt leverage and debt service;

provided, however, that applicable Performance Measures may be applied on a pre- or post-tax basis; provided, further, that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, non-recurring gain or loss.

(b)           Flexibility in Setting Performance Measures. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Subsidiaries, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c)           Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Goals; provided, however, that Awards designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

(d)           Changes to Performance Measures. In the event that applicable laws, rules or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 5.
Eligibility and General Conditions of Awards

5.1.           Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2.           Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3.           General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or that are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a)           Options and SARs. Except as otherwise provided in an Award Agreement:

(i)           If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(ii)           If the Grantee either incurs a Termination of Service which is voluntary on the part of the Grantee (and not due to such Grantee’s death or Disability), the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of thirty (30) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such thirty (30) day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(iii)           If the Grantee either incurs a Termination of Service by an Employer without Cause, the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of ninety (90) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such ninety (90) day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(iv)           If the Grantee incurs a Termination of Service for Cause, all unexercised Options and SARs (whether vested or unvested) shall be immediately canceled and forfeited to the Company.

(b)           Restricted Stock. Except as otherwise provided in an Award Agreement:

(i)          If Termination of Service occurs by reason of the Grantee’s death or Disability, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to Restrictions.

(ii)          If Termination of Service occurs for any reason other than the Grantee’s death or Disability while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.

(c)           Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(d)           Waiver. Notwithstanding anything to the contrary in the Plan, the Committee may in its sole discretion as to all or part of any Award, at the time the Award is granted or thereafter, (i) determine that Awards shall become exercisable or vested, or Restrictions shall lapse, (ii) determine that Awards shall continue to become exercisable or vested in full or in installments, or Restrictions shall continue to lapse, after a Termination of Service, (iii) extend the period for exercise of Options or SARs following a Termination of Service (but not beyond the original Term), or (iv) provide that any Award shall, in whole or in part, not be forfeited upon such Termination of Service.

5.4.           Non-transferability of Awards.

(a)           Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b)           No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death, or a transfer by the Grantee to the Company with respect to Restricted Stock, shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c)           Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5.           Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexercised or unsettled Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with an Employer.

5.6.           Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former officers, employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve such preservation of economic value.

5.7.           Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any estate taxes payable with respect to such Shares have been paid or provided for.

5.8.           No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.
Stock Options

6.1.           Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2.           Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3.           Option Price. The Option Price under an Option shall be determined by the Committee; provided, however, that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, or as otherwise permissible under this Section 6.3, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of shareholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect:  (a) lowering the Option Price of an Option or the Strike Price of a SAR after it is granted; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; (c) cancelling an Option or SAR at a time when its Option Price or Strike Price (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Award, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a “repricing” if done pursuant to an adjustment authorized under Section 4.2.

6.4.           Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(a), or Section 14, Options shall become vested and exercisable as follows:

(a)           One-third (1/3) of the Options subject to such Award Agreement shall vest on the first anniversary of the Grant Date; and

(b)           an additional one-twelfth (1/12) of the Options subject to such Award Agreement shall vest on the each of the eight quarterly anniversaries of the Grant Date following the first anniversary of the Grant Date such that the Options subject to such Award Agreement shall become fully vested on the third (3rd) anniversary of the Grant Date.

6.5.           Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)           shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below in this Section 6.5);

(b)           shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c)           shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d)           shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any Year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(e)           shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a Year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate Non-Qualified Stock Option at such date or dates as are provided in the Current Grant;

(f)           shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g)           shall, by its terms, not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h)           shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of the Plan as a Non-Qualified Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(n) and 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6.           Exercise and Payment.

(a)           Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i)           cash, personal check, money order, cashier’s check, or wire transfer;

(ii)           with the approval of the Committee, Shares or Shares of Restricted Stock valued at the Fair Market Value of a Share on the Exercise Date; or

(iii)           subject to applicable law and the Company’s policies, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b)           The Committee may, in its discretion, specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (i) all the Shares acquired on exercise of the Option shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date, or (ii) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same Restrictions as the Tendered Restricted Shares, determined as of the Exercise Date.

(c)           If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including evidence of authority of such Person or Persons to exercise the Option.

(d)           At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

(e)           No payment or issuance of Shares in respect of an exercised Options shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise.

Section 7.
Stock Appreciation Rights

7.1.           Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis or in tandem with an Option. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2.           Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall specify the Grant Date, the Strike Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the SAR pertains, the time or times at which such SAR shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as shall be determined by the Committee.

7.3.           Strike Price. The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of the SAR. Subject to the adjustment allowed in Section 4.2, or as otherwise permissible under Section 6.3, neither the Committee nor the Board shall have the authority or discretion to change the Strike Price of any outstanding SAR.

7.4.           Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(a), or Section 14, SARs shall become vested and exercisable as follows:

(a)           One-third (1/3) of the SARs subject to such Award Agreement shall vest on the first anniversary of the Grant Date; and

(b)           an additional one-twelfth (1/12) of the SARs subject to such Award Agreement shall vest on the each of the eight quarterly anniversaries of the Grant Date following the first anniversary of the Grant Date such that the SARs subject to such Award Agreement shall become fully vested on the third (3rd) anniversary of the Grant Date.

7.5.           Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a Notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6.           Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs that it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.
Restricted Stock

8.1.           Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2.           Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of the Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, Restrictions under applicable laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the foregoing.

8.3.           Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4.           Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(b), or Section 14, all of the Shares subject to such Award Agreement shall vest on the first anniversary of the Grant Date.  For purposes of calculating the number of Shares of Restricted Stock that vest as set forth above, unless determined otherwise by the Committee, Share amounts shall be rounded to the nearest whole Share amount, unless otherwise specified in the applicable Award Agreement.

8.5.           Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares of Restricted Stock or acquired such Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock or the Option Price, as applicable, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as administratively practical following the forfeiture of Restricted Stock. Such Restricted Stock shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6.           Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes non-forfeitable or vested and transferable, or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes non-forfeitable or vested and transferable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7.           Shareholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Stock, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Shares of Restricted Stock. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be subject to the same Restrictions and other terms (including forfeiture) as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may, in its discretion, provide for payment of interest on deferred cash dividends.

Section 9.
Restricted Stock Units

9.1.           Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no shareholder voting rights with respect to Restricted Stock Units.

9.2.           Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions not inconsistent with the Plan or Code Section 409A as the Committee shall determine. The Committee may impose such Restrictions on Restricted Stock Units as it deems appropriate, including time-based Restrictions, Restrictions based on the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, restrictions under securities laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the above.

9.3.           Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a)           Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share on the payment date of such dividend or distribution.

(b)           Settlement of RSU Accounts. Except as otherwise provide in an Award Agreement, the Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that, unless otherwise determined by the Committee, any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit, as determined by the Committee. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as administratively practical following the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed, but in no event shall such Settlement Date be later than March 15 of the Year following the Year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.
Deferred Stock

10.1.           Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A(a)(2), (3), and (4), the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of Restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2.           Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.

10.3.           Deferred Stock Elections.

(a)           Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, bonus and/or cash retainer (in the case of a director) (including any cash or Share Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus, cash retainer or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b)           Timing of Deferral Elections. An initial Deferral Election must be filed with the Company (pursuant to procedures established by the Committee) no later than December 31 of the Year preceding the Year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it shall be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which a subsequent Deferral Election is permitted.  Notwithstanding the foregoing, if any individual first becomes eligible to participate in the Plan during a Year, the initial Deferral Election for such individual shall comply with the requirements of 1.409A-2(a)(7).

(c)           Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulations Section 1.409A-2(b).

10.4.           Deferral Account.

(a)           Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b)           Crediting of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution.

(c)           Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided, however, unless otherwise determined by the Committee, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share, as determined by the Committee. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events:  (i) a specified date within the meaning of Treasury Regulations Section 1.409A-3(i)(1), (ii) a Change in Control, (iii) the Grantee’s Termination of Service, (iv) the Grantee’s death, (v) the Grantee’s Disability, or (vi) an “unforeseeable emergency” of the Grantee (or his or her dependent) as provided in Treasury Regulations Section 1.409A-3(i)(3).

Section 11.
Performance Units

11.1.           Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined by the Committee.

11.2.           Value/Performance Goals. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial or target value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units may be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable directly correlated to the degree of attainment of the various performance levels during the Performance Period. Unless otherwise provided in an Award Agreement, no payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If Performance Goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with the Performance-Based Exception, all Performance Goals shall be based on objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Performance-Based Exception.

11.3.           Earning of Performance Units. Except as provided in Section 13, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 11.2. If the Performance Unit is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the Performance Goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares or Restricted Stock Units.

11.4.           Adjustment on Change of Position. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the Performance Goals or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the Performance Goals or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the Performance Goals or the Performance Period.  For the avoidance of doubt, any adjustment pursuant to this Section 11.4 may cause an Award that would otherwise have been subject to the Performance-Based Exception to fail to be subject to the Performance-Based Exception.»

Section 12.
Annual Incentive Awards

12.1.           Annual Incentive Awards. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Section 12. The Committee shall designate the individuals eligible to be granted an Annual Incentive Award for a Year. Such designation shall occur within the first ninety (90) days of such Year (or for those individuals who are newly hired or enter bonus-eligible positions during a Year, within ninety (90) days of commencing employment or entering the bonus-eligible position, as applicable, but for Annual Incentive Awards intended to comply with the Performance-Based Exception, in all cases in compliance with the requirements of the Performance-Based Exception). The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement or in such form as the Committee may approve, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2.           Determination of Amount of Annual Incentive Awards.

(a)           Aggregate Maximum. The Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any Year.

(b)           Establishment of Performance Goals and Bonus Opportunities. For any Annual Incentive Award granted, the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. Such designation shall occur within the first ninety (90) days of the Year (or for those individuals who are newly hired or enter bonus-eligible positions during a Year, within ninety (90) days of commencing employment or entering the bonus-eligible position, as applicable, but for Annual Incentive Awards intended to comply with the Performance-Based Exception, in all cases in compliance with the requirements of the

Performance-Based Exception). Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine, and as provided under Section 4.4.

(c)           Committee Certification and Determination of Amount of Annual Incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than ninety (90) days after the end of such Year. The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity. The Committee may adjust an Annual Incentive Award as provided in Section 4.4. The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual. No Annual Incentive Award intended to qualify for the Performance-Based Exception shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d)           Termination of Service. If a Grantee has a Termination of Service during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Grantee in accordance with the foregoing provisions of this Section 12.2 and, in the absence of such determination by the Committee, the Grantee shall receive no Annual Incentive Award for such Year; provided, however, that, to extent that an Annual Incentive Award is intended to comply with the Performance-Based Exception, the payment of such Award shall be determined based upon actual performance at the end of the Year and any payment of such Award shall be paid in accordance with Section 12.3 unless otherwise provided in the applicable Award Agreement, and in any case in a manner compliant with the Performance-Based Exception.

12.3.           Time of Payment of Annual Incentive Awards. Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12 but not later than the March 15 after the end of the Year to which the Annual Incentive Award relates.

12.4.           Form of Payment of Annual Incentive Awards. An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options or any other form of an Award, or any combination thereof, as provided in the Award Agreement or in such form as the Committee may approve.

Section 13.
Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with the Plan and Code Section 409A. Unless otherwise provided in the Award Agreement or in Section 9 and Section 10 of the Plan, Dividend Equivalents shall be paid immediately when accrued and, in no event, later than March 15 of the Year following the Year in which such Dividend Equivalents accrue. Unless otherwise provided in the Award Agreement or in Section 9and Section 10 of the Plan, if the Grantee incurs a Termination of Service prior to the date such Dividend Equivalents accrue, the Grantee’s right to such Dividend Equivalents shall be immediately forfeited. Notwithstanding the foregoing, no Dividend Equivalents may be paid with respect to unvested Performance Units.

Section 14.
Change in Control

14.1.           Acceleration of Vesting. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the Section 2.8 definition of “Change in Control” with respect to a particular Award, and (b) a Grantee’s involuntary Termination of Service (other than due to Cause) that occurs during the twenty-four (24) month period immediately following such Change in Control event, such Award shall become vested, all Restrictions shall lapse and all Performance Goals shall be deemed to be met at target levels, as applicable; provided, however, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse tax consequences under Code Section 409A. The Committee may, in its discretion, include such further provisions and limitations with respect to a Change in Control in any Award Agreement as it may deem desirable.

14.2.           Special Treatment in the Event of a Change in Control. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the Section 2.8 definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is granted hereunder or any time thereafter:  (a) make such adjustment to any such Award then outstanding as the

Committee deems appropriate to reflect such Change in Control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to unexercised Options and SARs (whether or not vested), the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement):  (i) cancel any outstanding unexercised Options or SARs (whether or not vested) that have an Option Price or Strike Price (as applicable) that is greater than the Change in Control Price (defined below); or (ii) cancel any outstanding unexercised Options or SARs (whether or not vested) that have an Option Price or Strike Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment in an amount equal to (A) the difference between the Change in Control Price and the Option Price or Strike Price (as applicable), multiplied by (B) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (I) the Fair Market Value of a Share as of the date of the Change in Control, or (II) the price paid per Share as part of the transaction which constitutes the Change in Control.
Section 15.
Amendments and Termination

15.1.           Amendment and Termination.

(a)           Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s shareholders, provided that (i) any amendment shall be subject to the approval of the Company’s shareholders if such approval is required by any federal or state law or regulation or any stock exchange or automated quotation system on which the Shares may then be listed or quoted and (ii) any Plan amendment or termination will not accelerate the timing of any payments that constitute non-qualified deferred compensation under Code Section 409A if it would result in adverse tax consequences under Code Section 409A.

(b)           Subject to Section 15.2, the Committee may amend the terms of any Award Agreement, prospectively or retroactively, in accordance with the terms of the Plan.

15.2.           Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(k), 3.2(n), 5.5, 15.1, this Section 15.2, and Section 18.6) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan or an Award Agreement without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board or the Committee (as applicable) shall have the authority to amend the Plan and outstanding Awards to the extent necessary or advisable to account for changes in applicable law, regulations, rules or other written guidance without a Grantee’s consent.

Section 16.
Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s estate shall be the Grantee’s Beneficiary.

Section 17.
Withholding

17.1.           Required Withholding.

(a)           The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or a SAR, upon the lapse of Restrictions on an Award or upon payment of any benefit or right under the Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (FICA) taxes, by one or a combination of the following methods:

(i)           payment of an amount in cash equal to the amount to be withheld;

(ii)           requesting the Company to withhold from those Shares that would otherwise be received upon exercise of an Option or a SAR, upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii)           withholding from any compensation otherwise due to the Grantee.

The tax withholding upon exercise of an Option or a SAR or in connection with the payment or settlement of any other Award to be satisfied by withholding Shares, cash or other property granted pursuant to an Award shall not exceed the minimum amount of taxes required to be withheld under federal, state and local law.  Unless the Grantee elects otherwise, then as of the Tax Date, the Company shall satisfy all withhold requirements pursuant to clause (ii) above.  Unless otherwise permitted by the Company, an election by a Grantee under this Section 17.1 is irrevocable.  Unless otherwise determined by the Company, any fractional share amount shall be reserved by the Company and used to satisfy other withholding obligations of the Grantee.  Any additional withholding not paid by the withholding or surrender of Shares must be paid in cash by the Grantee.

(b)           Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(f)) or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 17.1(a).

(c)           No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2.           Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.
General Provisions

18.1.           Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws and applicable federal law.

18.2.           Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3.           Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.4.           Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award Agreement, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5.           Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6.           Code Section 409A. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award Agreements hereunder shall be administered, operated and interpreted in accordance with Code Section 409A, including, without limitation, any regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, that, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her Beneficiaries, as applicable) for, any such adverse tax consequences. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)), then such payment, to the extent payable due to the Grantee’s Termination of Service and not otherwise exempt from Code Section 409A, shall not be paid before the date that is first day of the seventh (7th) month after the date of such Termination of Service (or, if earlier, the date of such Grantee’s death).

18.7.           Mitigation of Excise Tax. If any payment or right accruing to a Grantee under the Plan (without the application of this Section 18.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 18.7 shall apply with respect to any person only if, after reduction for any applicable federal excise tax imposed by Code Section 4999 and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

18.8.           No Rights as a Shareholder. No Grantee shall have any rights as a shareholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) that may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.9.           Awards Not Taken into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any Employment Agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.10.           Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an Employment Agreement with the Company or a Subsidiary that provides for vesting or extended exercisability of equity compensation Awards on terms more favorable to the Grantee than the Grantee’s Award Agreement or this Plan, the Employment Agreement shall be controlling; provided, however, that (a) if the Grantee is a Section 16 Person, any terms in the Employment Agreement requiring approval of the Board, its compensation committee, or the Company’s shareholders in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Board, its compensation committee, or the shareholders, as applicable, and (b) the Employment Agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling, and (c) an Employment Agreement or modification to an Employment Agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the Employment Agreement expressly so provide.

18.11.           Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.12.           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.13.           No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as an officer of, director of or consultant to the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment or service of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

18.14.           Military Service. Awards shall be administered in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.15.           Construction. The following rules of construction will apply to the Plan:  (a) the word “or” is disjunctive but not necessarily exclusive and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the opposite gender and the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.16.           No Fractional Shares. Except as otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18.17.           Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

FINJAN HOLDINGS, INC. ATTN: INVESTOR RELATIONS 2000 UNIVERSITY AVENUE, SUITE 600 EAST PALO ALTO, CA 94303
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FINJAN HOLDINGS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect two Class 2 directors to serve three-year terms ending in 2020; and		☐	☐	☐

Nominees:
	01)	Alex Rogers (Class 2)
	02)	Glenn Daniel (Class 2)

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
To approve the Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan.
2.	To approve, on an advisory basis, the Company’s executive compensation.						☐	☐	☐
3.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.						☐	☐	☐
4.	To approve the Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

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M92104-P64698

FINJAN HOLDINGS, INC.
2017 Annual Meeting of Stockholders
June 21, 2017 9:00 AM (PDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Philip Hartstein and Michael Noonan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FINJAN HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the 2017 Annual Meeting of Stockholders to be held at 9:00 AM, PDT, on June 21, 2017, at 2000 University Avenue, Suite 600, East Palo Alto, CA 94303, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side